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                                                                    Exhibit 99.2

                                                                         7.02.04

                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of July 2, 2004 (the "Effective Date"), by and between Charles McAnsin Associates, A Limited Partnership, a Massachusetts limited partnership ("Seller"), Joan Fabrics Corporation, a Delaware corporation ("JF"), Main Street Textiles, L.P., a Delaware limited partnership ("MS"), each having an address of 100 Vesper Executive Park, Tyngsboro, Massachusetts 01879-2710, Quaker Fabric Corporation of Fall River, a Massachusetts company having an address of 941 Grinnell Street, Fall River, Massachusetts 02721 ("Purchaser"), and Stewart Title Guaranty Company, having an address of 99 Summer Street, Boston, MA 02110 ("Escrow Agent").

                              W I T N E S S E T H:

                                    ARTICLE 1

                                PURCHASE AND SALE

     Section 1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller the following:

     (a) a leasehold estate in the land ("Land") located at 81 Commerce Drive, Fall River, Massachusetts more particularly described in a Ground Lease between the Fall River Redevelopment Authority ("FRRA"), as landlord, and Seller, as tenant, attached hereto as Exhibit A ("Ground Lease"), together with all rights and appurtenances pertaining thereto, including any right, title and interest of Seller in and to adjacent streets and or rights-of-way (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the "Land");

     (b) a fee interest in the building, structure, fixtures and other improvements affixed to or located on the Land (other than textile equipment or equipment used in the processing of textile products affixed to or located at the building), subject to the terms of the Ground Lease (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the "Improvements");

     (c) any and all of Seller's right, title and interest in and to the tangible personal property located upon the Land or within the Improvements located on and used exclusively in connection with the operation of the Land and the Improvements, as listed on Exhibit B, but excluding therefrom textile equipment or equipment used in the processing of textile products affixed to or located at the building (the property described in clause (c) of this Section
1.1 being herein referred to collectively as the "Personal Property"); and


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     (d) any and all of Seller's right, title and interest (subject to any conditions on assignability by governmental authorities or issuers of warranties or guaranties, provided that Seller shall cooperate with Buyer (at no out-of-pocket expense to Seller) in the satisfaction of any such conditions) in and to (i) all existing warranties and guaranties (express or implied) issued to Seller with respect to the Improvements and the Personal Property (including without limitation, any guarantees or warranties, if any, with respect to the roof, heating, air conditioning, and other building systems), (ii) all existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property (including, so long as there is no cost to Seller, the Tax Increment Financing Agreement among Seller, MS, and the City of Fall River ["JF TIF Agreement"], subject to the approval of such assignment by the City of Fall River) (excepting from the foregoing any non-assignable permits specifically related to Seller's textile operations), and
(iii) all plans, specifications, drawings, surveys, engineering and other design products, soils (including borings) tests and reports, and other technical descriptions relating to the Land and Improvements (the property described in clause (d) of this Section 1.1 being sometimes herein referred to collectively as the "Intangibles").

     The Seller's leasehold estate in the Land, and the Seller's fee interest in the Improvements, the Personal Property, and the Intangibles are hereinafter sometimes referred to collectively as the "Property."

     Section 1.2 Purchase Price; Deposit. Seller is to sell and Purchaser is to purchase the Property for the amount of Twenty-One Million and 00/100 Dollars ($21,000,000.00) (the "Purchase Price").

     Simultaneously with the execution and delivery of this Agreement by Seller and Purchaser (the "Effective Date"), Purchaser shall deliver to Escrow Agent, in immediately available funds, to be held in escrow and delivered in accordance with this Agreement, a cash deposit in the amount of One Hundred Thousand and 00/100 Dollars ($100,000.00) (such amount shall hereinafter be referred to as the "Deposit"). The Deposit shall be held in an insured, interest bearing clients fund trust account by Escrow Agent, and the Deposit with all interest accrued thereon shall be applied to the Purchase Price hereunder if the Closing occurs, and shall otherwise be paid to the party entitled to receive the same if the Closing does not occur, in accordance with the terms of this Agreement.

     Section 1.3 Payment of Purchase Price. At the consummation of the transaction contemplated hereby (the "Closing"), Purchaser shall deliver to Seller cash in an amount equal to the Purchase Price less the Deposit, and Escrow Agent shall deliver the Deposit to Seller. The Purchase Price, subject to adjustments and apportionments as set forth herein, shall be paid at Closing by wire transfer of immediately available federal funds, transferred to the order or account of Seller or such other person as Seller may designate in writing to arrive on the Closing Date.


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                                    ARTICLE 2

                                TITLE AND SURVEY

     Section 2.1 Title Inspection Period. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on ________ ___, 2004 [90 days from the date of execution of this Agreement] (hereinafter referred to as the "Title Inspection Period"), Purchaser shall have the right to review (a) a current preliminary title report on the Real Property, accompanied by copies of all documents referred to in the report, which shall be obtained by Purchaser promptly after the Effective Date (the "Title Report"); and (b) a current survey of the Real Property, which may be obtained by Purchaser at its election and expense (the "Survey").

     Section 2.2 Title Examination. Purchaser shall notify Seller in writing (the "Title Notice") prior to the expiration of the Title Inspection Period which exceptions to title (including survey matters), if any, will not be accepted by Purchaser. If Purchaser fails to notify Seller in writing of its disapproval of any exceptions to title by the expiration of the Title Inspection Period, Purchaser shall be deemed to have approved the condition of title to the Real Property as set forth in the Title Report. If Purchaser notifies Seller in writing that Purchaser objects to any exceptions to title, Seller shall use reasonable efforts to remove any exceptions, provided that Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond thirty (30) days. If despite said reasonable efforts Seller is unable to so cure or remove said exceptions, Seller shall notify Purchaser, and Purchaser shall have five (5) business days in which to notify Seller that Purchaser will nevertheless proceed with the purchase and take title to the Property subject to such exceptions, or that Purchaser will terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations pursuant to the other provisions of this Agreement), except that, if the exceptions to title relate to matters which would interfere with Purchaser's intended use of the Property in a material way or are referenced on Exhibit A-1, Seller shall reimburse Purchaser for Purchaser's third party expenses incurred in connection with this Agreement, up to a maximum of $150,000. If Purchaser shall fail to notify Seller of its election within said five-day period, Purchaser shall be deemed to have elected to proceed with the purchase and take title to the Property subject to such exceptions. Notwithstanding the foregoing, (a) all mortgages and other voluntary monetary encumbrances are hereby deemed to be disapproved by Purchaser and shall be removed by Seller by or at the Closing, (b) any and all leases and other occupancy agreements between Seller and MS (collectively, the "MS Lease") are hereby deemed to be disapproved by Purchaser and shall be terminated by Seller and MS by the Closing, and (c) Purchaser agrees that Purchaser shall not raise a title objection hereunder as to the October 15, 2001 letter from Seller to Mr. Paul R. Viveiros, a copy of which is attached hereto as Exhibit A-2.

     Section 2.3 Pre-Closing "Gap" Title Defects. Purchaser may, at or prior to Closing, notify Seller in writing (the "Gap Notice") of any objections to title raised by the Title Company between the expiration of the Title Inspection Period and the Closing. If Purchaser sends a Gap


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Notice to Seller, Purchaser and Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section
2.2 hereof.

     Section 2.4 Permitted Exceptions. The Property shall be conveyed subject to the following matters, which are hereinafter referred to as the "Permitted Exceptions":

     (a) those matters referenced in Exhibit A-1 and other matters that, in either case, are not objected to in writing within the time periods provided in Sections 2.2 or 2.3 hereof, or if objected to in writing by Purchaser, are those which Seller despite having used reasonable efforts in accordance with the terms of Section 2.2 has been unable to remove or cure, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;

     (b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

     (c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

     (d) items shown on the Survey and not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Section 2.2 hereof; and

     (e) the Ground Lease, as amended by any Amendment to Lease (as defined in Section 4.6(e) below).

     Section 2.5 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser good, clear, record and marketable leasehold title to the Land, and fee simple title to the Improvements, the Personal Property, and the Intangibles, subject only to the Permitted Exceptions, by execution and delivery of the Assignment and Assumption of Ground Lease, the Deed of Improvements, and the Bill of Sale and Assignment (as defined in Section 4.2 hereof).

                                    ARTICLE 3

                               REVIEW OF PROPERTY

     Section 3.1 Right of Inspection. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on _________ ___, 2004 [90 days from the date of execution of this Agreement] ( (hereinafter referred to as the "Initial Inspection Period"), as extended as set forth herein, Purchaser shall have the right to make a physical inspection and other inspections and reviews of the Property, including without limitation, a complete physical and structural inspection of the Property, a Phase I and Phase II (if recommended in the Phase I report) environmental investigation of the Property, pursuant to the terms and conditions of this Agreement ("Environmental Investigation"). The Environmental Inspection shall be conducted by GZA Geoenvironmental, Inc. or Haley and Aldrich, or by another environmental assessment


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firm chosen by Purchaser and approved by Seller, which approval shall not be unreasonably withheld or delayed.

     Purchaser agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees) (collectively, "Claims"), with respect to personal injury or property damage resulting from the inspection of the Property to the extent caused by Purchaser or its agents or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement. Consistent with the foregoing, such indemnification shall not be deemed to apply to Claims arising out of the mere existence of hazardous materials discovered by Purchaser to the extent that the actions or omissions of the Purchaser or its agents or consultants do not otherwise create or increase such Claims or do not exacerbate any existing environmental conditions.

     Purchaser shall have the right in its sole and absolute discretion to extend the Initial Inspection Period for a additional thirty (30) days upon written notice to Seller delivered prior to the expiration of the Initial Inspection Period for the purpose of completion of its Environmental Investigation. In such event, the term "Inspection Period" shall refer to the Initial Inspection Period, as so extended.

     Section 3.2 Right of Termination. Purchaser shall have the right to terminate this Agreement in its sole and absolute discretion by giving written notice thereof to Seller prior to the expiration of the Inspection Period (provided that any termination during the aforesaid thirty-day extension of the Initial Inspection Period shall be on the basis of environmental matters only), and if Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations pursuant to the other provisions of this Agreement), and each party shall bear its own costs incurred hereunder and the Deposit shall be forthwith returned to Purchaser. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall be deemed to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

                                    ARTICLE 4

                                     CLOSING

     Section 4.1 Time and Place; Possession. The consummation of the transaction contemplated hereby (the "Closing") shall be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 thirty (30) days (or the next business day thereafter) following the expiration of the Inspection Period, on a date specified by five (5) days prior written notice from Purchaser to Seller. At the Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions. Full possession of the Premises, free of all tenants and occupants, except for Purchaser under the terms of the QF Occupancy Agreement and Seller under the terms of the JF Occupancy Agreement (as defined in


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Section 9.13 below), is to be delivered at Closing, the Premises to be then in the same condition as they now are, reasonable use and wear thereof excepted, and otherwise in compliance with the terms of this Agreement.

     Section 4.2 Seller's Obligations at Closing. At Closing, Seller shall:

     (a) deliver to Purchaser an Assignment and Assumption of Ground Lease with respect to the Ground Lease fully executed by Seller in the form attached hereto as Exhibit C, subject only to the Permitted Exceptions and the consent of the City of Fall River and the FRRA;

     (b) deliver to Purchaser a duly executed Massachusetts quitclaim deed (the "Deed"), conveying the Improvements in the form attached hereto as Exhibit D, subject only to the Permitted Exceptions;

     (c) deliver to Purchaser a Bill of Sale and Assignment ("Bill of Sale") conveying the Personal Property and Intangibles in the form attached hereto as Exhibit E;

     (d) deliver to Purchaser the fully executed original Ground Lease and any Amendment of Ground Lease;

     (e) deliver to Purchaser the original JF TIF Agreement if the proviso in
Section 1.1 (d)(ii) is met;

     (f) deliver a confirmation of Seller's representations and warranties hereunder in the form attached hereto as Exhibit F;

     (g) deliver to Purchaser such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

     (h) deliver to Purchaser a certificate in the form attached hereto as Exhibit G duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980;

     (i) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Seller;

     (j) execute a closing statement acceptable to Seller;

     (k) deliver to Purchaser all permits, approvals, plans, specifications, guaranties, warranties, keys, security system access cards, and other documentation in Seller's possession or control related to the ownership and operation of the Property;

     (l) deliver to Purchaser the JF Occupancy Agreement; and

     (m) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.


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     Section 4.3 Purchaser's Obligations at Closing. At Closing, Purchaser
shall:

     (a) pay to Seller the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, by immediately available wire transferred funds pursuant to Section 1.3 hereof;

     (b) deliver to Seller the Assignment and Assumption of Ground Lease fully executed by Purchaser;

     (c) deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

     (d) execute a closing statement acceptable to Purchaser;

     (e) deliver to Seller the JF Occupancy Agreement; and

     (f) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

     Section 4.4 Credits, Prorations, and Holdback.

     (a) All rent under the Ground Lease, real estate taxes and water and sewer charges for the Property shall be apportioned as of the Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs.

     (b) Notwithstanding anything contained in Section 4.4(a) hereof any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments due and payable during the year of Closing have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following Closing. The provisions of this Section 4.4 shall survive Closing.

     (c) In order to secure the obligation of JF to vacate the Property in accordance with the terms of the JF Occupancy Agreement, Five Hundred Thousand ($500,000) Dollars shall be withheld from the Purchase Price and deposited in escrow with Escrow Agent at Closing ("JF Escrow"). Prior to JF so vacating the Property, Seller and Purchaser shall inspect the same to confirm that JF has performed its obligation to deliver vacant possession of the Property in the condition required under the JF Occupancy Agreement. The parties shall then authorize Escrow Agent to disburse to Purchaser from the JF Escrow any amounts necessary to cause the Property to conform to the condition required under the JF Occupancy Agreement, and to pay to


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Purchaser any amounts then due and unpaid under the JF Occupancy Agreement, and to disburse to Seller the balance of the JF Escrow. If JF does not deliver vacant possession of the Property in the condition required under the JF Occupancy Agreement by December 31, 2004, Purchaser shall also be paid from the JF Escrow any costs incurred by Purchaser in any legal proceedings to secure such possession and to enforce its rights hereunder, as well as any other direct or indirect loss, cost or damage suffered by Purchaser as a result of JF's failure to so vacate the Property (other than consequential damages).

     Section 4.5 Transaction Taxes and Closing Costs.

     (a) Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses:

     * any transfer tax, sales tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property;

     (b) Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction. Purchaser shall also pay the following costs and expenses:

     * the cost of the Survey

     * the fee for the premium for the Owner's Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing, and all endorsements thereto; and

     * the fees for recording the Assignment of Ground Lease and the Deed.

     (c) All costs and expenses incident to this transaction and the Closing thereof, and not specifically described above, shall be paid by the party who contracted to pay such costs and expenses.

     The provisions of this Section 4.5 shall survive the Closing.

     Section 4.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

     (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;

     (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and


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     (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

     (d) Purchaser shall have obtained (with Seller's cooperation), at Purchaser's sole cost and expense within the Initial Inspection Period, the consent of FRRA and the City of Fall River to the assignment of the Ground Lease to Purchaser in accordance with the terms of this Agreement and any consent of any mortgagee of FRRA which may be required in connection with such assignment.

     (e) Purchaser shall have obtained, at Purchaser's sole cost and expense, within the Initial Inspection Period, the execution by the FRRA of an amendment to the Ground Lease between Purchaser and FRRA to allow the subleasing of office space to an unrelated third party, to be effective as of the Closing ("Amendment to Ground Lease"). Purchaser shall also obtain any consent of any mortgagee of FRRA required to allow for said Amendment to Ground Lease.

     (f) Purchaser shall have obtained financing for the transaction contemplated by this Agreement (which may include the designation of a party to take title to the Property, which party will then lease the Improvements and sublease the Land to Purchaser ["Sale Leaseback Transaction"]) with such terms and conditions as may be approved by Purchaser in its sole and absolute discretion within the Initial Inspection Period.

     (g) The Board of Directors of Purchaser and the Board of Directors of Quaker Fabric Corporation, the sole stockholder of Purchaser, shall have approved the transactions contemplated by this Agreement within the Initial Inspection Period.

     If any of Conditions 4.6(d), (e), (f) and (g) are not met within the Initial Inspection Period and Purchaser elects not to terminate this Agreement within the Initial Inspection Period, such conditions shall be deemed waived by Purchaser.

     Section 4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

     (a) Escrow Agent shall have received that portion of the Purchase Price to be paid at Closing, as adjusted as provided herein, pursuant to and payable in the manner provided for in this Agreement;

     (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof;

     (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and


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     (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

                                    ARTICLE 5

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing:

     (a) Organization and Authority. Seller has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so. The execution, delivery, and performance of this Agreement, and Seller's compliance with the terms hereof will not conflict with or constitute a default under the organizational documents of Seller, or under any law, order, or decree of any court or agency applicable to Seller or the Property, nor will the same result in the creation or imposition of any lien, charge or encumbrance upon the Property. No consent or approval is required with respect to the performance of Seller hereunder, except the approval of the assignment of the Ground Lease, any Amendment to the Ground Lease, any assignment of the JF TIF Agreement and any Amendment to the JF TIF Agreement by FRRA and the City of Fall River, and any consent of any mortgagee of FRRA to the assignment of the Ground Lease and any Amendment of Ground Lease.

     (b) Lease Matters. No leases or occupancy agreements are currently in effect with respect to Property, except for (i) the Ground Lease, (ii) the QF Occupancy Agreement, and (iii) the MS Lease, which shall be terminated by the Closing. The Ground Lease is full force and effect, and Seller has fully performed its obligations thereunder. No rent has been prepaid under the Ground Lease. Seller has received no written notice of any default from the landlord under the Ground Lease and Seller has no knowledge of any fact or facts which would now or with the giving of notice or the passage of time or both be a default under the terms thereof. There are no brokerage or other leasing commissions due or payable on an absolute or contingent basis to any person in connection with the Ground Lease.

     (c) Contracts. There are no contracts with respect to the Property which will be binding on Purchaser on or after Closing, except for service contracts related to building or site maintenance activities which are disclosed by Seller to Purchaser within ten (10) days after the execution of this Agreement and which are terminable upon thirty (30) days notice.

     (d) Tax Parcel. The Property is a separate tax parcel.


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     (e) Litigation. No actions, suits, claims or proceedings are pending, nor to Seller's knowledge have been threatened, which could affect the Property or Seller's ability to perform its obligations hereunder.

     (f) Violations. Seller has not received written notice of any violation of any federal, state or local law relating to the use or operation of the Property.

     (g) Environmental Matters. Seller represents and warrants that, to Seller's Knowledge (as hereinafter defined), there has been no generation, storage, disposal, existence or release of any material from or on the Property regulated under any federal, state or local environmental laws, ordinances or regulations, except for regulated materials used, stored, transported, and disposed of by Seller in the conduct of its business activities at the Property in accordance with all applicable laws, as disclosed in the environmental reports listed in Exhibit H hereto, or as disclosed in the report(s) delivered to Purchaser in connection with its Environmental Investigation. "Seller's Knowledge" means the actual knowledge (and not imputed or constructive knowledge) of Elkin McCallum, Jay Stewart and Don Davidson.

     (h) Preferential Rights. Seller has not granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in the Property.

     (i) Special Assessments or Condemnation. There are no existing, proposed or contemplated (i) special assessments, or (ii) condemnation actions pending against the Property or any part thereof, and Seller has not received written notice of any contemplated special assessments or eminent domain proceedings that would affect the Property.

     (j) Bankruptcy. Neither Seller nor JF nor MS have filed any petition in bankruptcy or other insolvency proceedings or proceedings for reorganization or for the appointment of a receiver or trustee for all or any part of their respective properties, nor have Seller, JF or MS made any assignment for the benefit of their respective creditors or filed a petition for an arrangement, or otherwise admitted in writing an inability to pay debts as they become due.

     (k) Employees. There are no employees who are employed by Seller in the operation, management or maintenance of the Property and whose employment will continue after the Closing (except for employees of Joan Fabrics Corporation and affiliates under the terms of the JF Occupancy Agreement). On and after the Closing, there will be no obligations concerning any pre-Closing employees of Seller which will be binding upon Purchaser or the Property.

     The representations and warranties of Seller set forth herein shall survive until the second anniversary of the Closing.

     Section 5.2 Covenants of Seller. Seller hereby covenants with Purchaser that, from the Effective Date hereof until the Closing or earlier termination of this Agreement, (a) Seller shall operate and maintain the Property in a manner consistent with the manner in which Seller has operated and maintained the Property immediately prior to the date hereof (except for MS vacating part or all of the Property), subject to the performance by Purchaser of its obligations


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under the QF Occupancy Agreement (as defined in Section 9.13 below); (b) Seller shall cooperate with Buyer in Buyer's efforts to obtain the required actions of the FRRA and the City of Fall River, (c) Seller shall not cause any voluntary encumbrance to title to be created or filed with respect to the Property, (d) Seller shall maintain in full force and effect all risk property insurance for replacement cost up to a maximum of $21,000,000 with respect to the Improvements and the Personal Property, with a deductible not to exceed $50,000, and (e) Seller shall cooperate with Purchaser in Purchaser's obtaining the consent of the City of Fall River to any assignment of the JF TIF Agreement to Purchaser in accordance with the terms of this Agreement.

     Section 5.3 Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing:

     (a) Organization and Authority. Purchaser has been duly organized and is validly existing under the laws of the Commonwealth of Massachusetts. Purchaser has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement, subject to the approval of this transaction by Purchaser's Board of Directors and the Board of Directors of Quaker Fabric Corporation. The person signing this Agreement on behalf of Purchaser is authorized to do so; and

     (b) Pending Actions. To Purchaser's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate interfere with the consummation of the transaction contemplated by this Agreement.

     The representations and warranties of Purchaser set forth herein shall survive Closing.

                                    ARTICLE 6

                                     DEFAULT

     Section 6.1 Default by Purchaser. In the event the sale of the Property as contemplated hereunder is not consummated due to Purchaser's default hereunder, Seller shall be entitled, as its sole remedy, to terminate this Agreement and retain the Deposit.

     Section 6.2 Default by Seller. In the event the sale of the Property as contemplated hereunder is not consummated due to Seller's default hereunder, Purchaser shall be entitled, (a) to terminate this Agreement with the return of the Deposit; or (b) bring an action for the specific performance of this Agreement, and, in either case, to recover from Seller its third party expenses incurred in connection with this Agreement, up to a maximum of $150,000. The parties acknowledge that any failure of the City of Fall River to approve any assignment of the JF TIF Agreement or to approve any Amendment to JF TIF Agreement shall not constitute a condition to Closing hereunder, nor shall the same constitute a default of Seller hereunder. The parties further acknowledge that any failure of the City of Fall River and FRRA to approve the assignment of the Ground Lease to Purchaser and to execute the Amendment to Ground Lease shall not constitute a default of Seller hereunder.

     Section 6.3 Recoverable Damages. Notwithstanding Sections 6.1 and 6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party's obligation to indemnify such party in accordance with this Agreement.

                                    ARTICLE 7

                                  RISK OF LOSS

     Section 7.1 Casualty. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage or destruction of the Property shall be borne and assumed by Seller. If, prior to Closing any part of the Property is damaged or destroyed, Seller shall, within five (5) days thereafter, notify Purchaser of such fact. In the event of a Major Casualty (as hereinafter defined), Purchaser shall have the option to terminate this Agreement by delivering written notice to Seller not later than 15 days after delivery of any such notice from Seller. Upon such termination, Escrow Agent shall immediately return the Deposit to Purchaser, Seller shall pay for the costs of Escrow Agent (up to $1,000, with Purchaser paying any balance in excess thereof), and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. If Purchaser does not elect to terminate this Agreement, Seller shall assign and turn over, and Purchaser shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction (which shall then be repaired or not at Purchaser's sole option and cost), less any amounts reasonably expended by Seller in collection thereof, plus Seller shall pay over to Purchaser an amount equal to the deductible amount with respect to the insurance or uninsured amount and the parties shall proceed to Closing pursuant to the terms hereof without modification of the terms of this Agreement and without any reduction in the Purchase Price. If Purchaser does not elect to terminate this Agreement by reason of any casualty, Purchaser shall have the right to participate in any adjustment of the insurance claim and Seller shall not compromise, settle or adjust any such claim without Purchaser's prior written consent (which consent shall not be unreasonably withheld). As used herein, a "Major Casualty" shall occur if the Property is damaged by fire or any other casualty and the cost for repair thereof is reasonably estimated to exceed $250,000.

     Section 7.2 Condemnation. In the event that prior to the Closing, a governmental entity shall commence any eminent domain proceeding to take any portion of the Property, then Purchaser shall have the option to terminate this Agreement by written notice to Seller within ten (10) days after its receiving notice of such action of condemnation, in which event, the Deposit shall be returned to Purchaser and neither Purchaser nor Seller shall thereafter have any obligations or liabilities hereunder. In the event that Purchaser does not elect to terminate this Agreement as provided in this Section, this Agreement shall remain in full force and effect, in which case the Purchase Price shall not be reduced and Purchaser shall be entitled to the net award paid to Seller for such taking, if any, and Seller shall assign and transfer to Purchaser all right, title and interest in and to any awards.

                                    ARTICLE 8

                                  NO BROKERAGE

     Seller and Purchaser each represents that such party has not engaged a broker in connection with this transaction. Each party hereto agrees that if any person or entity makes a claim for brokerage commissions or finder's fees related to the sale of the Property by Seller to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.

                                    ARTICLE 9

                                  MISCELLANEOUS

     Section 9.1 Confidentiality. Neither Seller nor any of its representatives shall issue a press release or other public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of Purchaser, which consent may be withheld in Purchaser's sole and absolute discretion. Purchaser shall have the sole right to issue any such press release, or to elect not to issue the same, in Purchaser's sole and absolute discretion. The provisions of this Section 9.1 shall survive Closing or any termination of this Agreement.

     Section 9.2 No Assignment. This Agreement shall not be assignable by either party, except that Purchaser shall have the right without the consent of Seller to assign this Agreement to any entity controlling, controlled by, or under common control with Purchaser which the Purchaser designates for the purpose of taking title to the Property, or to an unrelated entity in connection with a Sale Leaseback Transaction. Upon such assignment, the obligations of Purchaser shall be borne by such assignee, and the assignor shall have no further liability hereunder, provided Purchaser remains bound by Purchaser's indemnities in this Agreement and Assignee's indemnities in the Assignment and Assumption of Ground Lease.

     Section 9.3 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Purchaser:

                          Quaker Fabric Corporation of Fall River
                          941 Grinnell Street
                          Fall River, MA 02721
                          Attention: Cynthia L. Gordan, Esq., General Counsel Telephone No. 508-646-2261
                          Telecopy No. 508-678-2656

with a copy to:           Wilmer Cutler Pickering Hale and Dorr LLP
                          60 State Street
                          Boston, Massachusetts 02109
                          Attention: Katharine E. Bachman, Esq.
                          Telephone No. 617-526-6216
                          Telecopy No. 617-526-5000

If to Seller, MS or JF:   Charles McAnsin Associates, A Limited Partnership
                          c/o Joan Fabric Corporation
                          100 Vesper Executive Park
                          Tyngsboro, MA 01879-2710
                          Attention: Mr. Elkin McCallum
                          Telephone No. 978-649-5626
                          Telecopy No. 978-649-5424

with a copy to:           Joan Fabrics Corporation
                          100 Vesper Executive Park
                          Tyngsboro, MA 01879-2710
                          Attention: Paul Buffum, General Counsel
                          Telephone No. 978-649-5626
                          Telecopy No. 978-649-5424

If to Escrow
Agent:                    Stewart Title Guaranty Company
                          99 Summer Street
                          Boston, MA 02110
                          Attention: Ms. Marie Franco
                          Telephone No. 617-737-8339
                          Telecopy No. 617-737-8370

     Section 9.4 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

     Section 9.5 Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

     Section 9.6 Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 9.6 shall survive Closing.

     Section 9.7 Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

     Section 9.8 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

     Section 9.9 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. Purchaser and Seller agree that the provisions of this Section 9.9 shall survive the Closing or any termination of this Agreement.

     Section 9.10 No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

     Section 9.11 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

     Section 9.12 Escrow Agent. Escrow Agent shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

          9.12.1 Obligations. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

          9.12.2 Reliance. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent's duties under this Agreement shall be limited to those provided in this Agreement.

          9.12.3 Indemnification. Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Purchaser shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Seller and Purchaser shall indemnify Escrow Agent against any and all expenses including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

          9.12.4 Disputes. If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the application of the Deposit, Escrow Agent shall hold the Deposit until the receipt of written instructions from both Purchaser and Seller, or receipt of a final order of a court of competent jurisdiction. In addition, in any such event, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

          9.12.5 Counsel. Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

     Section 9.13 Occupancy Agreements.

          9.13.1 QF Occupancy Agreement. Simultaneously with the execution of this Agreement, Seller and Purchaser have entered into an occupancy agreement ("QF Occupancy Agreement") under which Purchaser shall lease a portion of the Property prior to the Closing.

          9.13.2 JF Occupancy Agreement. On the Closing Date, Seller and Purchaser shall enter into an occupancy agreement ("JF Occupancy Agreement") in the form of Exhibit I under which JF shall lease a portion of the Property until the earlier to occur of (a) removal from the Property of the Excluded Personal Property, or (b) December 31, 2004.

                              [End of text on page]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

                                        SELLER:

                                        CHARLES MCANSIN ASSOCIATES, A LIMITED
                                        PARTNERSHIP


                                        BY: MCDONNA LLC, General Partner


                                            By:
                                                --------------------------------
                                                     Elkin McCallum, Member


                                        PURCHASER:

                                        QUAKER FABRIC CORPORATION OF FALL RIVER


                                        By:
                                            ------------------------------------
                                            Larry A. Liebenow, President


                                        ESCROW AGENT:

                                        STEWART TITLE GUARANTY COMPANY


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

The undersigned hereby joins in this Agreement for the limited purpose of agreeing to transfer any items of Property owned by it.

                                        MAIN STREET TEXTILES CORPORATION


                                        By:
                                            ------------------------------------
                                            Elkin McCallum, President

The undersigned hereby joins in this Agreement for the limited purpose to confirm its agreement to enter into the JF Occupancy Agreement at the Closing.

                                        JOAN FABRICS CORPORATION


                                        By:
                                            ------------------------------------
                                            Elkin McCallum, President

                                    EXHIBIT A
                                  GROUND LEASE

                                  See attached

                                                                       Exhibit A

                             AMENDMENT ONE TO LEASE

Dated as of September 19, 2001

WHEREAS, a lease was executed September 27, 1999 between the Fall River Redevelopment Authority as Lessor and Charles McAnsin Associates, A Limited Partnership as Lessee for property located in Fall River, Massachusetts;

WHEREAS, the legal description of the property was described within said Lease as on a sheet entitled "Exhibit A Legal Description";

WHEREAS, said legal description referred to a plan which is not the plan recorded in the Bristol County Fall River District Registry of Deeds;

WHEREAS, the parties wish to correct the legal description of the property;

THEREFORE, the undersigned Lessor and Lessee agree that the page of the Lease entitled "Exhibit A Legal Description" is deleted and a new page attached hereto is inserted in its place:

Executed with the effect of a sealed instrument this 19th day of September, 2001.

Approved as to form:                    Lessor:
                                        Fall River Redevelopment Authority


/s/ Peter C. Bogle                      By: /s/ Edgar J. St. Pierre
-------------------------------------       ------------------------------------
Peter C. Bogle, Esq.                    Edgar J. St. Pierre, Chairman
Counsel to the Fall River
Redevelopment Authority

                                        Lessee:
                                        Charles McAnsin Associates,
                                        A Limited Partnership
                                        by: McDonna LLC, general partner


                                        By: /s/ Elkin McCallum
                                            ------------------------------------
                                        Elkin McCallum, Member

                                    EXHIBIT A

                                Legal Description

A certain parcel of land with all improvements thereon situated in Fall River, Massachusetts, being shown as Lot 1 on a plan of land entitled, "Definitive Subdivision Plan of Land, Fall River Industrial Park, City of Fall River, in Fall River, Massachusetts, Assessor's Plat Z-3, Lot 30," prepared for Fall River Office of Economic Development, prepared by Vanasse Hangen Brustlin, Inc., dated September 16, 1999, Sheets 1 through 5, recorded at the Bristol County Fall River District Registry of Deeds Plan Book 117, Pages 81-85, containing 33.59756 acres more or less.

This Lease ("Lease") is entered into this 27th day of September, 1999, by and between the Fall River Redevelopment Authority ("Lessor") and Charles McAnsin Associates, a Limited Partnership, ("Lessee"), with reference to the following facts and circumstances:

A. Lessor owns fee simple title to all of the Property (as hereinafter defined).

B. Lessee intends to construct a (+/-) 565,000 s/f manufacturing and distribution facility on the Property and over a nine (9) year period, provide best faith efforts to create a minimum of five hundred thirty-seven
     (537) permanent full time jobs and retain six hundred thirteen (613) for residents of the Fall River Economic Target Area.

C. The City of Fall River and the Commonwealth of Massachusetts has approved a Tax Increment Financing Agreement for Charles McAnsin LP and Main Street Textiles.

D. The parties hereto wish to provide for the use of the Property and the financing of the manufacturing and distribution facility as part of the leasehold estate of the Lessee.

NOW, THEREFORE, in consideration of the covenants herein contained, Lessor and Lessee hereby agree as follows;

1.   PROPERTY

     Lessor hereby leases to Lessee that certain land and all improvements located thereon, located in the City of Fall River, County of Bristol, State of Massachusetts, as more particularly described in Exhibit A attached hereto, together with all rights, privileges, easements and appurtenances thereto and improvements located thereon the "Property."

2.   TERMS

     (a)  Term

          The term shall consist of a period of twenty (20) years, commencing on October 1, 1999 and expiring on October 1, 2019.

     (b)  Possession

          Possession of the Property shall be delivered to Lessee on the commencement of the term, free of all tenancies.

     (c)  Extension

          Lessee shall have the right and option (the "Option") to extend the term of this Lease on mutually agreeable terms and conditions. If, subsequent to the exercise of such option the parties fail to reach agreement, after good faith efforts by both parties, the provision of
          Section 3(b) below plus an annual Consumer Price Index adjustment, as identified for the Boston Region in February of each year, will prevail for one (1), additional period of twenty (20) years commencing on October 2, 2019. Lessee shall not automatically be deemed to have exercised such option unless at least six (6) months prior to the commencement of the Extension to which the option relates, Lessee shall have notified Lessor in writing of its decision to exercise such option.

3.   RENT

     (a)  Minimum Monthly Rental

          Starting on October 1, 1999 and continuing through September 1, 2006, Lessee shall pay to Lessor, in lawful money of the United States of America, free from all claims, demands, and setoffs against Lessor, at such place or places as may be designated from time to time from Lessor, the sum of Fifteen Thousand Nine Hundred Sixteen Dollars and Sixty-six cents ($15,916.66) per month, payable on the first day of each month.

     (b) Starting on October 1, 2006 and continuing through October 1, 2019, Lessee shall pay to Lessor, in lawful money of the United States of America, free from all claims, demands, and setoffs against Lessor, at such place or places as may be designated from time to time from Lessor, the sum of Seven Thousand Seven Hundred and Fifty Dollars ($7,750.00) per month, payable on the first day of each month thereafter.

4.   PURCHASE

          Lessee hereby agrees to purchase said Property in October 2019 for $344,000 if the parties do not enter into another twenty-year Lease at mutually agreeable terms and conditions as described in Section 2(c) above. Lessor agrees to convey said Property on payment by Lessee of the purchase price, by deed that conveys good record and marketable fee simple free from all encumbrances, easements, liens, restrictions or the like.

          If the Lease is extended for another twenty year term under Section 2(c), Lessee shall have an option to purchase the Property in October 2039 for the price of fair market value of unimproved land at the Property as determined by an independent appraiser selected by the Lessor. If Lessee does not agree with the price as determined by such appraiser, the price of fair market value of unimproved land at the property shall be determined by expedited arbitration in Boston Massachusetts under the rules of the

          American Arbitration Association. The deed will convey title as above.

          At any time during the Lease, as the same may be extended, the Lessee shall have an option to purchase the Property at the fair market value of the unimproved land at the Property on the day Lessee sends Lessor notice as below. This option may be exercised by Lessee giving Lessor written notice. If the parties are unable to agree on the fair market value of said Property, the fair market value shall be determined by expedited arbitration in Boston, Massachusetts under the rules of the American Arbitration Association. The deed will convey title as provided above and the closing will take place promptly upon determination of the price.

5.   TAXES

     In accordance with a previously approved July 20, 1999 Tax Increment Finance Agreement described in Exhibit B attached hereto, Lessee shall pay any and all taxes, assessments, and other charges of any description levied or assessed by any governmental agency or entity on or against the Property and any improvements located thereon. Any and all taxes and assessments and installments of taxes and assessments required to be paid by Lessee under this Lease shall be paid by Lessee at least ten (10) days before each such tax, assessment or installment of tax or assessment becomes delinquent or 10 days after receipt of the bill, if later and a receipt for the payment of such tax, assessment, or installment shall be promptly given to Lessor. If any tax or assessment is levied or assessed against the Property and such tax or assessment may be paid in full or in installments over a period either within or extending beyond this Lease, Lessee shall have the option of paying such tax or assessment in installments, Lessee shall have the right to contest the amount or validity of any tax, assessment, or other charge levied on or assessed against the Property or any part of such Property, provided, however, that such contest must be filed before the tax, assessment or other charge to which such contest is directed becomes delinquent and written notice of such contest must be given to Lessor at least ten (10) days before the date the tax, assessment or other charge becomes delinquent. No such contest shall be continued or maintained after the date the tax, assessment, or other charge to which the contest is directed becomes delinquent unless Lessee has either: (i) paid such tax, assessment, or other charge under protest prior to its becoming delinquent; or (ii) delivered to Lessor a good and sufficient undertaking in the amount of the contested tax, assessment, or other charge, and issued by a bonding corporation authorized to issue undertakings in Massachusetts conditioned on the payment by Lessee of the tax, assessment, or charge together with any fines, interest, penalties, costs, and expenses that may have accrued or became imposed thereon within thirty (30) days after final determination of Lessee's contest to such tax, assessment or other charge. Except as hereinafter provided, if Lessee shall fail to pay within the time specified in this Paragraph any taxes, assessments, or other charges required to be paid by Lessee, Lessor may pay, discharge, or adjust such tax, assessment, or other charge for the benefit of Lessee. In such event, Lessee shall promptly on written demand of Lessor reimburse Lessor for the full amount paid by Lessor in paying, discharging, or adjusting such tax, assessment or other charge together with interest thereon from the date of payment by Lessor until the date of the payment by Lessee. If no time within which any charge required by this Paragraph to be paid by Lessee is specified, such charge must be paid by Lessee before it becomes delinquent.

6.   USE OF PROPERTY

     The Property may be used by Lessee for manufacturing, warehouse and distribution purposes. Lessee shall not use or permit the Property or any portion thereof to be improved, developed, used or occupied in any manner or for any purpose that violates any applicable valid law, ordinance or regulation of any federal, state, county or local governmental agency, body or entity. Lessee shall not permit on the Property any nuisance as now or hereinafter defined by any applicable statutory or decisional law.

7.   UTILITIES

     Lessee sha11 pay or cause to be paid all charges for the furnishing of all utilities on the Property, and for the removal of garbage and rubbish from the Property.

8.   ENCUMBRANCE OF LEASEHOLD ESTATE

     (a)  Leasehold Mortgages

          At any time and from time to time during the term of this Lease, and any extension thereof, Lessee may encumber to any person, firm or entity ("Lender") by deed of trust or mortgage or other security instrument ("Leasehold Mortgage") all or any portion of Lessee's interest under this Lease and the leasehold estate hereby created, and to assign its interest in this Lease and in any sublease as collateral security for such mortgage, deed of trust or security instrument, for any purpose or purposes without the consent of Lessor; provided, however, that no Leasehold Mortgage incurred by Lessee pursuant to this Paragraph shall, and Lessee shall not have power to incur any encumbrance, except for this Lease, that will constitute a lien or encumbrance on the fee at the Property. Lessor and Lessee shall amend this Lease to include any provision that a proposed Lender may reasonably request; provided, however, that such provision implements Lender protection provisions in this Lease or preserves the lien of the Leasehold Mortgage on the occurrence of any event of default under this Lease. Such amendment shall neither affect the rent or term provided for in this Lease nor materially adversely affect any other rights of Lessor under this Lease. Any improvements constructed on the Property during the term of this Lease, and any extensions thereof, shall be and remain the property of Lessee until the expiration or sooner termination of this Lease, at which time they shall become the property of Lesser.

     (b)  Written Request for Copy of Notice

          Immediately after the recording of any deed of trust or mortgage executed by Lessee pursuant to Paragraph 8(a) of this Lease. Lessee shall deliver to Lender a written request for a copy of any notice of default under the leasehold mortgage and a copy of any notice of sale under such deed of trust or mortgage to be mailed to Lessor at the address specified in the request for Lessor.

     (c)  Duplicate Notices to Lender

          Lessor shall mail to such Lender, at such address as shall be furnished to Lessor by such Lender, a duplicate copy of any and all notices Lessor may from time to time give or serve on Lessee pursuant to or relating to this Lease.

     (d)  Amendments

          Lessee and Lessor hereby agree that they will not modify or cancel this Lease/Purchase Agreement by mutual agreement without the written consent of such Lender.

     (e)  Prerequisites for Lessor's Exercise of Remedies

          Although Lessee is in default under any provision of this Lease, Lessor shall not terminate this Lease, re-enter without termination, or exercise any other remedy to which it is entitled at law or in equity unless (1) an event of default shall have occurred and be continuing, (2) Lessor shall have given Lender written notice of such event of default as required under the provisions of this Lease, and
          (3) Lender shall have failed to remedy such default to the extent required by the provisions of this Lease or shall have failed to acquire Lessee's leasehold estate as permitted, and within the time specified by subsection 8(g), of this Lease.

     (f)  Lender's Right To Act On Behalf Of Lessee

          Lender shall have the right at any time prior to termination of this Lease/Purchase Agreement to pay any rent due hereunder and to do any other act or thing required of Lessee hereunder in order to prevent termination of this Lease/Purchase Agreement, re-entry without termination, or the exercise of any other remedy to which Lessor is entitled in law or equity. All payments so made and all things done by Lender shall be as effective as payments made and things done by Lessee.

     (g)  Time to Cure Default

          If any event of default under this Lease occurs, Lender shall have forty-five (45) days after receipt of notice from Lessor, setting forth the nature of such default, within which to remedy such default. If possession of the Property and the improvements thereon would be reasonably necessary to remedy the default, Lender shall have a reasonable amount of time after the expiration of such forty-five (45) day period within which to remedy such default, provided that (1) Lender has cured any default and the payment of any monetary obligations of Lessee which is susceptible of cure by Lender under this Lease within such forty-five (45) day period and continues to pay currently such monetary obligations as they become due and (2) Lender has acquired Lessee's leasehold estate created hereby or has commenced foreclosure proceedings within or prior to such period and is diligently prosecuting any such proceedings. All rights of Lessor to terminate this Lease, or to reenter the Premises without termination of this Lease, as a result of the occurrence of any event of default, shall be subject to the rights of Lender set forth in this Paragraph 8(g).

     (h)  Default Not Curable By Lender

          Any event of default under this Lease which, by its nature cannot be remedied by Lender, shall be deemed to be remedied if (1) within forty-five (45) days after receiving written notice from Lessor setting forth the nature of such event of default, or prior thereto. Lender has acquired Lessee's leasehold estate created by this Lease or shall have commenced foreclosure proceedings, (2) Lender has cured any default in the payment of any monetary obligations of Lessee hereunder which are susceptible of cure by Lender within such forty-five (45) day period and thereafter continues to faithfully perform all monetary obligations of Lessee hereunder which are susceptible of cure by Lender and (3) after gaining possession of the Property, Lender performs all obligations of Lessee hereunder which can be performed by Lender as they become due.

     (i)  Judicial Prohibition Against Foreclosure

          If Lender is prohibited by any process, action or injunction issued by any court from commencing or prosecuting foreclosure proceedings, including without limitation, a court having jurisdiction over Lessee, the time specified in paragraphs 8(g) and 8(h) for commencing or prosecuting such foreclosure shall be extended for the period of such prohibition; provided that Lender shall have fully cured any defaults in the payment of any monetary obligations of Lessee under this Lease which are susceptible of cure by Lender and shall continue to pay currently such monetary obligations as they become due.

     (j)  Recognition of Lender as Lessee Upon Foreclosure

          Foreclosure of a Lender's mortgage, deed of trust, or other security instrument or any sale thereunder, whether by judicial proceedings or by virtue of any power contained in such security instrument, or any conveyance of the leasehold estate created hereby from Lessee to Lender through, or in lieu of foreclosure shall not require the consent of Lessor or constitute a breach of any provision of this Lease, and, upon such foreclosure, sale or conveyance, Lessor shall recognize Lender, or any other foreclosure sale purchaser, as Lessee hereunder.

     (k)  Personal Liability of Lender

          If Lender becomes Lessee under this Lease, Lender shall be personally liable for the obligations of Lessee under this Lease only for the period of time that Lender remains Lessee thereunder. Lender shall have the right thereafter to assign or sublease this Lease or a new lease as provided in Section 8(m) or to sublease the leasehold estate and the improvements thereon under this Lease with the prior written consent of Lessor, which consent shall not be unreasonably withheld; provided that any assignee (1) shall take the leasehold estate subject to all provisions of this Lease, and (2) shall assume and agree to perform all obligations of Lessee under this Lease or the new Lease.

     (l)  Purchase Money Mortgage as Leasehold Mortgage

          If Lender subsequently transfers its Interest under this Lease after acquiring the interest by foreclosure or deed in lieu of foreclosure or subsequently transfers its interest under any new lease obtained pursuant to Paragraph 8(m) and, in connection with any such transfer, Lender takes back a mortgage or deed of trust encumbering such leasehold interest to secure all or a portion of the purchase price given to Lender for such transfer, then such mortgage or deed of trust shall be considered a Leasehold Mortgage and Lender shall be entitled to receive the benefit of and to enforce the provisions of this Lease or the new lease which are intended to benefit a Lender or holder of a Leasehold Mortgage.

     (m)  New Lease

          If Lessor terminates this Lease by reason of any default of Lessee hereunder, Lessor shall execute and deliver, upon written request of Lender given within sixty (60) days after such termination, a new lease of the Premises to Lender (or its nominee, subject to prior written consent of Lessor of such nominee, which consent shall not be unreasonably withheld) for the remainder of the term of this Lease. The new lease shall contain the same provisions as this Lease except for those obligations which have been fulfilled by Lessee prior to termination and shall have the same priority as this Lease. Notwithstanding the foregoing, Lessor shall not be obligated to execute or deliver a new lease unless Lender shall promptly cure all defaults of Lessee which are susceptible of cure by Lender. If more than one Lender requests such a new lease, the Lessor shall execute and deliver the new lease to the Lender holding the most senior encumbrance. If there is dispute as to which Lender holds the most senior encumbrance, then such dispute shall be determined by such Lenders, and if they are unable to do so, then such dispute shall be submitted to arbitration.

          Upon execution and delivery of such new lease, title to the improvements on the Property shall vest in the new Lessee, subject to the provisions of this Lease, and the rights and interests conveyed to tenants of the improvements prior to the date of such new lease. Lessor, at the expense of the new Lessee, shall take such action as shall be necessary to cancel and discharge this Lease and to remove Lessee from the Premises.

9.   CONSTRUCTION OF IMPROVEMENTS

     (a)  Approval of Lessor

          No structure of any kind shall be created on the Property unless and until preliminary plans limited to site plans and elevations and proposed location of such structure or improvement have been approved in writing by Lessor within three (3) business days after having been received. Lessor's approval shall not be unreasonably withheld. If not expressly disapproved within such time, such plans will be deemed approved. Any such structure shall be built wholly within the boundaries of the Property and in accordance with the plans approved by Lessor pursuant to this Paragraph, Lessor shall cooperate with Lessee and shall execute all applications and documents reasonably requested by Lessee which relate to construction of the improvements on the Property, all at Lessee's sole cost and expense.

     (b)  Diligence

          Once any work of construction on the Property has begun. Lessee shall prosecute the same to conclusion with all reasonable diligence or, if it elects not to proceed further, Lessee shall take all steps necessary (including demolition of structures if necessary), to put the Property in a safe condition.

     (c)  Construction Standards

          Any such structure or improvement shall be constructed and all work performed on the Property shall be in accordance with, all valid laws, ordinances, regulations and orders of all applicable governmental agencies or entities having jurisdiction over the Property. All work performed on the Property pursuant to this Lease, or authorized by this Lease, shall be done in good workmanlike manner and only with materials of good quality.

     (d)  Notice of Non-Responsibility

          No work of construction shall be commenced on the Property nor shall any building materials to be used in connection therewith be delivered to the Property until at least ten (10) days after written notice has been given by Lessee to Lessor of the commencement of such work. At any time during any such construction (but not beyond), Lessor shall have the right to post arid maintain on the Property and to record any notice or notices of non responsibility provided for by the mechanics lien laws of the State of Massachusetts. The work prohibited by this paragraph pending written notice to Lessor, includes, as well as actual construction work, any site preparation work, installation of utilities, street construction or improvement work, or any grading or filling of the Property.

     (e)  Ownership of Improvements

          Except as provided in this Paragraph 9(e), Lessor shall have no ownership Interest in any improvements constructed on the Property by Lessee, To the extent that Lessee fails to execute its option to purchase the Property or fails to enter into a mutually acceptable new lease agreement, this Lease shall be terminated and the Lessee shall surrender to Lessor possession of the Property, together with all improvements constructed thereon. Upon any such termination, the leasehold estate created hereby, and all of Lessee's right, title and interest in and to the Property, all improvements thereon, and in and to all sublease hold estates and interests created pursuant to this Lease, shall automatically revert to and become the sole property of Lessor. In the event of a termination of this Lease other than by reason of the expiration of the lease term, Lessor shall take possession from the Lessee subject to the rights and obligations of sublessees under subleases executed in accordance with this Lease and subject to the rights of and Lenders secured by Leasehold Mortgages which are set forth in this Lease. In the event of a termination of this Lease by reason of the expiration of the lease term, Lessor shall take possession from Lessee free and clear of any rights and obligations of Lessee's sublessees and Lenders secured by Leasehold Mortgages.

     (f)  Mechanics Liens

          Lessee shall pay and discharge all expenses incurred by Lessee for the services of mechanics or for the cost of goods and materials delivered by materialmen, and save and hold Lessor harmless from any and all claims by such mechanics or materialmen for labor or services performed or goods delivered at the request of the Lessee. Lessee shall have the right to contest the validity or amount of any asserted lien, claim, or demand, and in such case Lessee shall defend, at its own expense, any such suits, and shall discharge and satisfy any judgments taken on account of claims or liens filed by mechanics or materialmen for work ordered by Lessee.

10.  REPAIRS AND MAINTENANCE

     (a)  Lessee's Obligation

          At all times during the term of this Lease, Lessee shall keep and maintain at Lessee's own cost and expense, the Property and all improvements now or hereafter erected thereon and all facilities appurtenant to the Property in good order and repair and in a safe and clean condition. Notwithstanding anything contained in the foregoing to the contrary. Lessee may demolish all or a portion of those improvements presently located on the Property on the conditions that Lessee shall hold Lessor harmless therefore and pay all costs of demolition and removal of debris.

     (b)  Compliance with Laws

          At all times during the term of this Lease, Lessee, at Lessee's own cost and expense, shall:

          (i) Make all alterations, additions, or repairs to the Property or the improvements or facilities erected on the Property required by any valid law, ordinance, statute, order, or regulation now or hereafter made or issued by any federal, state, country, local, or other governmental agency or entity;

          (ii) Observe and comply with all valid laws, ordinances, statutes, orders, and regulations now or hereafter made or issued respecting the property or the improvements or facilities erected on the Property by any federal, state, county, local, or other governmental agency or entity;

          (iii) Indemnify and hold Lessor and the Property free and harmless from any and all liability, loss, damages, fines, penalties, claims, and actions resulting from Lessee's failure to comply with and perform the requirements of this Paragraph.

     (c)  Destruction

          Except as provided in Paragraph 10(d), if, at any time during the term of this Lease, any buildings or improvements now or hereafter erected on the Property shall be destroyed in whole or in part by any casualty, whether insured or not, this Lease shall continue in full force and effect without any rent abatement and Lessee, at Lessee's own cost and expense shall, within 360 days of receipt of insurance proceeds, repair and restore the damaged or destroyed building, and improvement to as good or better condition than at the time of such casualty or demolish the same or parts thereof and take whatever steps are necessary to make the Property safe.

     (d)  Termination Right

          Lessee shall have the option to cancel and terminate this Lease in lieu of restoration under any of the following circumstances:

          (i) If such destruction or damage occurs during the last three (3) years of the Lease term and if the cost of building repair or replacement would exceed $5,000.000.

          (ii) If such destruction or damage is the result of a casualty not normally insured by Lessee.

          If Lessee shall exercise his option to cancel this Lease, then (i) Lessee shall pay for the cost of clearing the Property of all debris resulting from the destruction of improvements and hold Lessor harmless therefrom; and (ii) insurance proceeds shall be distributed as follows: first to each Lender to the extent of the unsatisfied obligation represented by such Lender's encumbrance: second to Lessee to the extent of the reasonable cost of clean up of the Premises; and finally, the balance to Lessee.

11.  INDEMNITY

     (a)  Lessee Indemnity

          Lessee shall indemnify, hold harmless and defend Lessor, its successors and assigns from and against any and all liabilities, claims, loss, damages, suits, causes of action, cost and fees, including attorney fees arising from or connected with Lessee's occupation and use of the Property, specifically including, without limitation, any liability, claim, loss, damage, or expense arising by reason of:

          (i) The death or injury of any person, including Lessee or any person who is an employee, agent or invitee of Lessee, or by reason of the damage to or destruction of any property, including property owned by Lessee or by any person who is an employee, agent or invitee of Lessee, from any cause whatsoever while such person or property is in or on the Property or in any way connected with the Property or with any of the improvements or personal property on the Property;

          (ii) Any work performed on the Property or materials furnished to the Property at the request of Lessee or any person or entity acting for or on behalf of Lessee.

          (iii) Any liability in connection with contamination for which the Lessee is responsible or that results from the failure of the Lessee to carry out its obligations under this lease.

     (b)  Lessor Indemnity

          For the purposes hereof, oil, hazardous or toxic materials or hazardous or toxic wastes are referred to as "hazardous materials". Lessor shall indemnify, defend and hold Lessee harmless from and against any claims, suits, causes of action, costs and fees, including attorney's fees, arising from or connected with any contamination, claim of contamination, loss or damage arising out of, from or in connection with any hazardous materials on the Property on the date hereof or out of, from or in connection with the migration of the same into or onto the Property from any property of the Lessor.

          Further, Lessor shall indemnify and hold harmless the Lessee from and against any loss, damage, claim or liability arising from, or in connection to, the mitigation of any hazardous materials into or onto the Property from the abutting landfill unless such environmental hazard is caused by the acts or negligence of the Lessee's employees, agents or invitees.

          (i) In the event of environmental contamination caused by the abutting landfill, Lessor retains the right to gain access to the common areas and parking lots of the leased Property and temporarily curtail the rights of the Lessee to use these areas during remediation. To the extent that a significant portion of the leased property is denied to the Lessee, the Lessor will provide alternative parking areas for Lessee's employees and compensate Lessee with a proportionate temporary reduction in rent.

          (ii) Lessor shall agree to abide by all applicable statutes and regulations with respect to environmental remediation caused by the abutting landfill.

          The provisions of this Section 11 shall survive this lease if the Lessee purchases the Property under the terms and conditions set out in Section 4 and any deed to Lessee shall so provide.

12.  INSURANCE

     (a)  Public Liability Insurance

          Lessee shall, at Lessee's own cost and expense, secure and maintain during the entire term of this Lease a broad form comprehensive coverage policy of public liability insurance issued by an insurance company authorized to issue liability insurance in the state of Massachusetts, insuring Lessee and Lessor against loss or liability caused by or connected with Lessee's occupation and use of the Premises under this Lease in amounts not less than:

          (i) $1,000,000.00 for injury to or death of one or more persons as a result of any one accident; and

          (ii) $250,000.00 for damage to or destruction of any property of others.

     (b)  Casualty Insurance

          Lessee shall carry at his own expense fire and extended coverage insurance with a so-called "all risk" rider and shall exercise good faith to review annually such coverage so as to cause said insurance to be maintained at a rate of one hundred percent (100%) of the full replacement cost of any structure or improvement erected on the Property

          (exclusive of the cost of excavation, foundations and footings). Lessor and any beneficiary under any trust deed or mortgage encumbering Lessee's leasehold estate shall be named additional insured as their interests may appear.

     (c)  Course of Construction Insurance

          Lessee, at its sole cost and expense and for the mutual benefit of Lessee and Lessor, shall maintain Builder's Completed Value Risk Insurance against all risks of physical loss during construction of any improvements on the Property, with deductibles not to exceed Fifty Thousand Dollars ($50,000), covering the total costs of work performed and equipment, supplies and materials furnished.

     (d)  Payment of Premiums and Delivery of Certificate

          Lessee shall pay all premiums and charges on all of the insurance required to be carried by it under this Lease promptly when such premiums become due and furnish Lessor with satisfactory evidence of the payment of the premiums as they become due and payable. All policies of insurance herein provided to be carried by Lessee, or certificates thereof, shall be delivered to Lessor. Lessee shall, at its sole cost and expense, comply with any and all requirements pertaining to the Property of any insurance company necessary for the maintenance of insurance required to be provided hereunder.

     (e)  Cancellation Notice

          Each insurance policy which Lessee is required to obtain pursuant to this Lease shall contain a provision that it may not be canceled or subject to reduction of coverage, modification or non renewal for any reason unless fifteen (15) day's prior written notice thereof has been delivered to Lessor and to the holders of any mortgage or deed of trust to whom loss thereunder may be payable.

     (f)  Quality of Insurance

          All policies of insurance carried pursuant to this Paragraph 10 hereof shall be carried with financially responsible insurance companies rated A (or higher) in Best's Rating Guide. All policies of insurance shall be effected under valid and enforceable policies issued by Insurers which are authorized to transact fire, casualty and/or liability insurance, as applicable, in the State of Massachusetts.

13.  ASSIGNMENT AND SUBLEASING

     (a)  Assignment

          If the Lessee decides to sell the manufacturing and distribution facility or the business or to otherwise transfer control of the facility or business and/or the operations therein, the Lessee shall make good faith efforts to give the City at least six (6) months notice of said sale or transfer but no less than sixty (60) days shall be required. This agreement is transferable to an affiliated party without the consent of the City, and/or to an unaffiliated party with the consent of the city which shall not be unreasonably withheld. Said notice shall be given by certified mail, return receipt requested, to the Fall River Redevelopment Authority, One Government Center, Fall River, Massachusetts, 02722. In the event of such sale or transfer, the new party shall make good faith efforts to adhere to the terms and conditions of the Agreement.

     (b)  Leasehold Mortgages

          Notwithstanding anything contained herein to the contrary, the consent of Lessor shall not be required for any transfer, conveyance or assignment resulting from a foreclosure or acceptance of a deed in lieu of foreclosure of any Leasehold Mortgage, or for any transfer, conveyance or assignment by any Leasehold Mortgagee following its acquisition of this Lease and the leasehold estate of Lessee created hereby as a result of foreclosure or acceptance of a deed in lieu of foreclosure.

14.  DEFAULT AND REMEDIES

     (a)  Events of Default

          The occurrence of any of the following shall constitute a default by
          Lessee:

          (i) Failure to pay any rent or any other charge or sum payable by Lessee to Lessor hereunder within thirty (30) days after receipt of notice thereof from Lessor:

          (ii) Failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after written notice has been given to Lessee; provided, that if such default cannot reasonably be cured within thirty (30) days, Lessee shall not be in default of this Lease if Lessee commences to cure the default within the thirty (30) day period and diligently and in good faith thereafter prosecutes the cure of such default.

     (b)  Remedies

          In the event of a default by Lessee under this Lease unless the default is cured, Lessor shall have the following remedies:

          (i)  Re-Entry

               (A)  Right of Re-Entry

                    Lessor shall have the immediate right of re-entry and may remove all persons and property from the Property. Such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee, and without any liability on the part of Lessor.

               (B)  Right to Re-Let

                    If Lessor elects to re-enter as herein provided, or if Lessor takes possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor may either terminate this Lease or Lessor may from time to time, without terminating this Lease, re-let the Premises, or any part thereof, for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its sole and reasonable discretion may deem advisable with the right to make repairs and alternations to the Property upon each such re-letting. Lessor shall use its best efforts to re-let the Property.

               (C)  Damages

                    Lessee shall be liable immediately to Lessor for (i) all cost's Lessor incurs in re-letting the Property, including, without limitation, broker's commissions, expenses of repairing, altering and remodeling the Property for any new lessee thereof; and (ii) the amount, if any, by which the rent and all other sums reserved in this Lease from the period of such re-letting (up to but not beyond the term of this Lease) exceeds the amount agreed to be paid as rent for the Property for such re-letting, payable monthly.

               (D)  Application of Rents

                    At the option of Lessor, rents received by Lessor from such re-letting shall be applied: first, to the payment of any indebtedness of Lessee to Lessor, other than rent due hereunder; second, to the payment of any costs, expenses and commissions of such re-letting and of such repairs, alterations and remodeling; and third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder with the remainder, if any, to be paid to Lessee.

               (E)  Deficiency

                    If such rentals received from such re-letting during any month are less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly.

               (F)  No Termination

                    No such re-entry or taking possession of the Property by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee by Lessor or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous breach.

          (ii) Right of Termination

               Lessor may terminate this Lease and Lessee's right to possession of the Property, or any part thereof only as provided herein. No act by Lessor other than giving written notice to Lessee shall terminate this Lease. Acts of maintenance, efforts to re-let the Property, or the appointment of a receiver to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession. On termination, Lessor has the right to recover from Lessee:

               (A) The worth, at the time of the award, of unpaid rent and other charges that had been earned at the time of termination of this Lease;

               (B) The worth, at the time of the award, of the amount by which the unpaid rent and other charges that would have been earned after the date of termination of this Lease until the time of award exceeds the amount of the loss of rent or other charges that Lessee proves could have been reasonably avoided;

               (C) The worth, at the time of the award of the amount by which the unpaid rent and other charges for the balance of the term after the time of the award exceeds the amount of the loss of rent and other charges that Lessee proves could have been reasonably avoided;

               (D) Any other amount, and court costs, necessary to compensate Lessor for any costs or expenses incurred by Lessor in maintaining or preserving the Property after such default, preparing said Property for re-letting to a new Tenant, accomplishing any repairs or alterations to the Property for the purpose of such re-letting or any other costs necessary or appropriate to re-let the Property as awarded by the court;

               (E) "The worth at the time of the award," as used in Paragraphs l4(b)(ii)(A) and

                    (B) above is to be computed by allowing interest at the rate of 10% per annum. "The worth at the time of the award," as referred to in Paragraph l4(b)(ii)(C) above is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Boston at the time of the award, plus 3%.

     (c)  Lessor's Right to Cure

          Lessor can cure any default at Lessee's cost. If Lessor at any time, by reason of Lessee's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be due immediately from Lessee to Lessor at the time that the sum is paid, and if paid at a later date shall bear interest from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee.

     (d)  Remedies Not Cumulative

          The remedies given to Lessor in this Lease are not exclusive but shall be cumulative with and in addition to all remedies now or hereafter allowed by law or equity.

15.  INTEREST OF LESSEE'S OBLIGATIONS

     Rent or other sums due hereunder from Lessee to Lessor, not paid when due, shall bear interest at the prime rate of interest as published daily in the Eastern Edition of the New York Wall Street Journal from the date due until paid.

16.  ATTORNEY'S FEES

     If litigation is commenced concerning the Premises, this Lease, or the rights and duties of Lessor or Lessee in relation thereto, the party prevailing in such litigation shall be entitled to a reasonable sum for their attorney's fees in such litigation which shall be determined by the court in such litigation.

17.  NOTICES

     Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this Lease is to be served on or given by either party to the other shall be in writing and shall be deemed duly served and given when delivered in person, or, if mailed, 48 hours after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed to such party as follows:

               If to Lessor, Fall River Redevelopment Authority, Law Office, One Government Center, Fall River, MA 02722, Attention: Edgar St. Pierre, Chairman

               If to Lessee: 100 Vesper Executive Park, Tyngsboro, MA 01879-2710, Attention: Elkin McCallum; Goulston and Storrs, P.C., 400 Atlantic Avenue Boston, MA 02110-3333, Attention: Donald L. Shulman

18.  GOVERNING LAW

     This Lease shall be construed and interpreted in accordance with the laws of the State of Massachusetts, from time to time existing.

19.  WAIVER OF BREACH

     The waiver by Lessor of a breach by Lessee of any provision of this Lease shall not constitute a continuing waiver of a waiver of any subsequent breach by Lessee either of the same or a different provision of this Lease.

20.  QUIET POSSESSION

     Subject to the terms of this Lease, and subject to the rights of the Lessee herein, Lessee, upon full performance of each and every provision herein, shall peaceably and quietly have, hold and enjoy the Premises throughout the term hereof without any disturbance from Lessor or any person claiming through Lessor.

21.  MEMORANDUM OF LEASE

     A notice of this Lease which may contain a reference to Lessee's option to purchase the Property but not the price payable therefor shall be executed and acknowledged in recordable form by Lessor and Lessee and may be recorded by either party.

22.  ENTIRE AGREEMENT

     This Lease constitutes the entire agreement of the parties with respect to the subject matter hereof and the same may not be amended or modified orally. All understandings and agreements heretofore had between the parties are merged into this Lease, which alone fully and completely expresses their understanding.

23.  SEVERABLE PROVISIONS

     The provisions of this Lease are severable, and if one or more provisions are determined to be unenforceable, in full or part, by a court of competent jurisdiction, the validity of the remaining provisions, including any partially unenforceable provisions, to the extent enforceable, shall not be affected in any respect whatsoever.

24.  CAPTIONS

     The captions appearing on the various paragraphs of this Lease are for convenience only, and do not in any way limit or amplify the terms and provisions of this Lease.

25.  BINDING ON SUCCESSORS

     The terms of this Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

26.  SINGULAR, PLURAL AND GENDER

     The singular and plural number and the masculine, feminine and neuter gender shall each include the other.

27.  ENCUMBRANCES BY LESSOR

     Lessor shall have the right to mortgage or otherwise encumber Lessor's interest in the Property after the commencement of this Lease, and renew, modify, replace, extend or refinance such mortgage or encumbrance ("Ground Mortgage"), subject to the following:

     (a) All rights acquired under any Ground Mortgage shall be subject and subordinate to (i) the rights and interests of Lessee under this Lease and the provisions contained herein; (ii) the rights and interests of any subleases or assignee permitted hereunder; and (iii) the rights of any holder of any leasehold or sublease hold mortgage permitted hereby.

     (b) The holder of a Ground Mortgage shall not be deemed a "Lender," the Ground Mortgage shall not be deemed a "Leasehold Mortgage," and the holder of the Ground Mortgage shall not be entitled to exercise the rights set forth in Paragraphs 8(a) through (m) hereof. The holder of a Ground Mortgage shall not disturb Lessee or any sublessee or assignee permitted hereunder in the quiet and peaceful possession and enjoyment of their interests, in connection with holder's exercise of its rights under a Ground Mortgage or any instrument modifying, amending, or replacing such Mortgage, so long as this Lease is in full force and effect.

     (c) If there is a default under a Ground Mortgage and this Lease is in full force and effect immediately prior to such default, then, Lessee shall not be made a party in any proceeding to foreclose the Ground Mortgage, nor shall Lessee or any sublessee or assignee permitted hereunder be evicted or otherwise disturbed in their peaceful possession and enjoyment of their respective interests in the Property. In the event of a foreclosure of a Ground Mortgage or the conveyance of Lessor's interest in the Property as a result of a default under a Ground Mortgage, this Lease shall continue in full force and effect as a direct lease between the party succeeding to the Lessor's interest in the Property and Lessee.

     (d) Any Ground Mortgage shall provide that a Ground Mortgage holder shall simultaneously serve upon Lessee a copy of any notice which the holder serves upon Lessor and shall accept as a cure by Lessor any cure of a default under the applicable ground mortgage by Lessee.

28.  NON MERGER OF ESTATES

     If Lessor shall become the holder of any mortgage or deed of trust on the leasehold estate or any part thereof conveyed by this Lease, or if Lessor shall acquire the leasehold estate or any part thereof, or if Lessee shall acquire the fee simple title or any other estate in the Premises, or if the holder of any mortgage or deed of trust on the leasehold estate acquires the fee title to any portion of the Premises (while such mortgage or deed of trust encumbers the leasehold estate), no merger of any estates in the Premises shall occur and all estates shall always be kept separate and distinct.

29.  ESTOPPEL CERTIFICATE

     Lessee and Lessor shall, at any time and from time to time during the term of this Lease, and any extensions thereof, upon not more than thirty (30) day's prior written request by the other party, execute, acknowledge and deliver to the other party, a statement in writing certifying that this Lease in unmodified and in full force and effect (or if there have been any modifications, that the same is in full force and effect as modified and stating the modifications) and, if so, the dates to which the rent and other charges have been paid in advance, and that there have been no defaults of any kind under the Lease (or if there have, the nature and extent of such default). It is intended that any such statement delivered pursuant to this paragraph may be relied upon by any prospective purchaser, encumbrancer, or assignee of Lessor or Lessee, respectively.

     In witness whereof, the parties hereto have executed this Lease as of the date first written above.


WITNESS: /s/ Illegible                   LESSOR: Fall River Redevelopment
        -----------------------------   Authority


                                        BY: /s/ Edgar St. Pierre
                                            ------------------------------------
                                            Edgar St. Pierre, Chairman


Corporation Counsel
Fall River Redevelopment Authority


BY: /s/ John Francoeur
    ---------------------------------
    Attorney John Francoeur

                                        LESSEE:

                                        Charles McAnsin Associates.
                                        A Limited Partnership

                                        By: McDonna LLC


WITNESS: /s/ Jacqueline R. McLeod       By: /s/ Elkin McCallum
         ----------------------------       ------------------------------------
                                            Elkin McCallum, Member

                                    EXHIBIT A

                                    EXHIBIT A

                                Legal Description

A certain parcel of land with all improvements thereon situated in Fall River, Bristol County, Massachusetts, being shown as Site 5 on a plan entitled "Fall River Municipal Airport Urban Renewal Plan in Fall River, MA, Bristol County for Fall River Redevelopment Authority", dated September 16, 1999, scale 1" = 40', prepared by Vanasse Hangen Brustlin, Inc., and recorded with the Bristol Fall River Registry of Deeds as Plan No. 117, Page 81.

Being a portion of the premises described in a deed dated September 23, 1999, recorded with the Bristol Registry of Deeds in Book 3705, Page 272.

The Lot of Land

     The lot land of is located cast of the Oliver Restaurant property on Airport Road. It is partly fenced with metal wire fencing along part of the westerly bound. There is a four to five acre blacktopped area to the front, and a series of dilapidated former airport service buildings along the west line. There are blacktopped runways running north and south just west of the north south center line of the parcel. The land is flat and level. There is some tree growth along the south and east sides.

Frontage:          Access Road, SE side                    792 79 Ft

                   Southerly Terminus of Way               80. Ft

Elevations:        193 ft

Grade:             Assume lot to be at street grade

Access:            To be over an 80 ft paved city layout

Utilities:         All utilities, underground.

Shape:             Irregular

Area:              1,467,101 SF                            33,588 A

                   Wetlands:                               (3.9 acres estimated)

                   Upland:                                 29,688 acres

                           Building Envelope Max.

                   531,400 SF

Surficial characteristics

     Reference is made to a memo dated 11 March 1999, prepared by Hadley & Aldrich characterizing the site as "sloping gently downward toward the south, with a heavily wooded area along the East Side."

     The memo refers to the existence of bedrock, which may impact foundation costs.

     The memo also refers to an area west of the existing runway, which may require over excavation and replacement with structural fill in order to construct a proposed building.

     A sketch provided by the client indicates that at the extreme south end of the site, in the area of the former avigation casement, or transition zone there are approximately 3.39 acres of wetland. Other wetlands in the park area do not involve the subject site.

Adaptability

     A conclusion by Haley & Aldrich, in their memorandum states that "Subsurface conditions at the site are generally favorable for building foundation construction" However, and with reference to the particular project envisioned by the proposed developer, the engineer cites some shallow bedrock at the eastern corner of the site. Loose fill at the western third of the site, relatively shallow water table, and typically low permeability of the soils.

     Practical solutions to these negatives, advanced by H & A, are The building column and wall loads may be supported on conventional concrete spread footing and foundation bearing at normal depth on the natural inorganic soils, bedrock or on compacted structural fill placed following excavation of unsuitable soils. Infiltration of significant storm water into the ground could be difficult due to the shallow depth to water and silty nature of site soils.

01:37P Danson Survaying & Eng.

                                    [GRAPHIC]

                             APP. 3.9 Acres Wetlands

                                    [GRAPHIC]

Potential Building Envelope:

     The lot of land is located roughly opposite the axis of Airport Road as it approaches the former Fall River Airport. The lot is part of the former airport site. As part of the former airport, the site was graded nearly flat and improved in part with aircraft parking aprons and runway.

     The lot is irregular in shape. Its shape would appear to accommodate a rectangle of about 1000' x 880' containing about 20.2 acres, leaving about 13 + acres to a front apron (about 2.5 acres) and two areas one to the north (about 4 + acres) and one to the south (about 7 + acres)

     A plan prepared by Vanasse, Hangen, Brustlin, Inc., dated Feb 27, 1999 Plan No C-1 Entitled Fall River Industrial Park Subdivision Master Plan, Fall River MA, suggests A building envelope on the subject lot of 531,400 SF.

Existing Blacktop, all above and underground structures.

     It is a condition of this appraisal that all structures and on-site improvements such as existing blacktop or building, in whatever condition, are to be removed at buyer's expense.

                                    [GRAPHIC]

                                    EXHIBIT B

                        TAX INCREMENT FINANCING AGREEMENT

                        CITY OF FALL RIVER, MASSACHUSETTS

                                       and

                            MAIN STREET TEXTILES, L.P.

This agreement is made this 20th day of July 1999, by and between: City of Fall River, a municipal corporation duly organized under the laws of the Commonwealth of Massachusetts, having a principal place of business at One Government Center, Fall River, Massachusetts, 02722, acting through its Tax Increment Financing
(TIF) Board (hereinafter called "the CITY"); Main Street Textiles, L.P., a limited partnership with a principal place of business at 1822 North Main Street, Fall River, Massachusetts acting through Ms. Penny Richards, President (hereinafter called "the COMPANY"); and Charles McAnsin Associates, L.P., the lessor of property located at the Fall River Commerce Park (street address to be determined), Fall River, Massachusetts, acting through Mr. Elkin McCallum, President of McDonna LLC, General Partner (hereinafter called "the LANDLORD"). This agreement will take effect immediately upon final approval by the Massachusetts Economic Assistance Coordinating Council.

WHEREAS, the COMPANY is a leading manufacturer of upholstery fabrics used in the furniture, recreational vehicle, contract and automotive industries; and

WHEREAS, the COMPANY wishes to build (+/-) 565,000 square feet of manufacturing, warehousing and office space in Fall River at a site to be purchased by the LANDLORD at the Fall River Commerce Park (street address to be determined) located within Fall River's Industrial Park Economic Opportunity Area (hereinafter referred to as the "FACILITY") and obtain certain tax exemptions from the CITY for said FACILITY; and

WHEREAS, the COMPANY will be the sole lessee concerning a lease agreement entered into with the LANDLORD; and

WHEREAS, the CITY is willing to grant said tax exemptions in return for a guarantee of capital investment at the FACILITY and employment opportunities for local workers; and

WHEREAS, the COMPANY has embarked upon a strategy of significant capital investment in plant and equipment, job creation and job retention at its FACILITY in Fall River;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties do mutually agree as follows:

TIF Agreement - Main Street Textiles, L.P.....Page 2

A.   THE COMPANY'S OBLIGATIONS

1. The COMPANY and/or LANDLORD shall build a (+/-) 565,000 square foot manufacturing, warehousing and office facility at the Fall River Commerce Park (street address to be determined) to expand the COMPANY'S manufacturing and distribution operations.

2. The COMPANY and/or LANDLORD shall invest approximately $46.5 million in the FACILITY, employ a minimum of five hundred thirty-seven (537) new permanent full-time workers during the next one hundred eight (108) months - two hundred sixty-three (263) positions within sixty (60) months, and one hundred thirty-seven (137) of the remaining two hundred seventy-four (274) positions by year seven (7) - and retain the current six hundred thirteen
     (613) employee level. The C0MPANY shall agree to operate a business and provide best faith efforts to maintain the level of jobs described as long as the TIF Agreement is in place.

3. The COMPANY shall cooperate with Job Training Partnership Act programs and the Division of Employment and Training of the Commonwealth of Massachusetts, the Bristol County Training Consortium and other agencies, as appropriate, in seeking to fill vacancies at the COMPANY from the local community. The COMPANY shall commit to a policy of hiring qualified Fall River residents for any employment opportunities that become available at the FACILITY.

4. The COMPANY and/or LANDLORD shall make good faith efforts to use and request that its prime contractor use qualified local contractors for the construction of the new FACILITY. It is understood, however, that the COMPANY's prime contractor has discretion over subcontracts. The COMPANY shall also make good faith efforts to use qualified local contractors for any future repairs or renovations to the FACILITY. Further, the CITY expresses its preference that the COMPANY use local contractors who have registered apprenticeship programs with the Commonwealth of Massachusetts to encourage the training of a skilled workforce.

5. If the COMPANY and/or LANDLORD decides to sell the FACILITY or the business or to otherwise transfer control of the FACILITY or business and/or the operations therein, the COMPANY shall make good faith efforts to give the CITY at least six (6) months notice of said sale or transfer but no less than sixty (60) days shall be required. This agreement is transferable to an affiliated party without the consent of the CITY, and/or to an unaffiliated party with the consent of the CITY, which shall not be unreasonably withheld. Said notice shall be given by certified mai1, return receipt requested, to the Mayor of the City of Fall River, One Government Center, Fall River, Massachusetts, 02722.

     Further, in the event that the LANDLORD discontinues or otherwise alters its relationship with the COMPANY, it is agreed that the LANDLORD and the COMPANY shall be jointly and severally liable for any obligations or liabilities incurred by, or due from, the LANDLORD and/or the COMPANY under the terms and conditions set forth in this agreement.

TIF Agreement - Main Street Textiles, L.P.....Page 3

6. The COMPANY shall provide the CITY with a quarterly report beginning at the end of the quarter immediately following Project Certification and for each subsequent quarter thereafter. Said report shall contain the following information: (1) employment levels at the COMPANY at the beginning and end of the reporting period; (2) number of Fall River residents employed at the COMPANY at the beginning and end of the reporting period; (3) utilization of local contractors for manufacturing during the reporting period; (4) supplies/materials purchased locally for manufacturing during the reporting period; (5) the COMPANY's financial contribution to the city (i.e., property taxes, motor vehicle excise taxes, water and sewer fees) for the reporting period. Said quarterly report shall be given to the Mayor of the City of Fall River, President of the Fall River City Council, Fall River City Clerk, Fall River Assessor, and Jobs for Fall River, Inc., One Government Center, Fall River, MA, 02722. Jobs for Fall River, Inc. shall be responsible for monitoring job creation activities and compliance with the terms and conditions set forth in this agreement.

B.   THE CITY'S OBLIGATIONS

1. The CITY shall grant a Tax Increment Financing exemption to the COMPANY and LANDLORD in accordance with Massachusetts General Laws, Chapter 23A,
     Section 3E, Chapter 40, Section 59, and Chapter 59, Section 5. Said property tax exemption shall be granted on the building to be constructed, as described in FACILITY above. Said exemption shall be valid for a period of twenty (20) years, beginning with fiscal year 2001 (July 1, 2000) and ending with fiscal year 2020 (June 30, 2020). Said exemption schedule is as follows:

Term          Exemption   Taxes Due
-----------   ---------   ---------
Years 1-3        100%          0%
Years 4-7         70%         30%
Years 8-15        50%         50%
Years 16-18        4%         96%
Years 19-20        3%         97%
Year 21            0%        100%

C.   OTHER CONSIDERATIONS

1. If the COMPANY fails to meet or maintain employment goals or comply with the other terms of this Agreement in any material way, the CITY as its sole remedy may request prospective revocation of the TIF Agreement by the Economic Assistance Coordinating Council, in accordance with Commonwealth of Massachusetts Regulations 402 CMR, sections 2.01 - 2.18, as amended.

TIF Agreement - Main Street Textiles, L.P....Page 4

Executed as a sealed instrument on the day and year first above written.

Tax Increment Financing Board,           Main Street Textiles, L.P.
City of Fall River


/s/ Edward M. Lambert                    /s/ Penny Richards
--------------------------------------   ---------------------------------------
Mayor Edward M. Lambert, Jr. Chairman    Ms. Penny Richards, President


                                         Charles McAnsin Associates, L.P.
                                            by McDonna LLC, General Partner


                                         /s/ Elkin McCallum
                                         ---------------------------------------
                                         Mr. Elkin McCallum, President

                                   EXHIBIT A-1

                             Disclosed Title Matters

                                  See attached

                                                                     EXHIBIT A-l

Rights or claims of Paul R. Viveiros regarding access to and from Oliver's Billiards Club.

Easements or claims of easements not shown by the public records, boundary-line disputes, overlaps, encroachments, title to filled lands (if any) and any matters not of record which would be disclosed by an accurate survey and inspection of the premises.

Taxes assessed as of January 1, 2004 for the fiscal period beginning July 1, 2004, which are not yet due or payable, and for subsequent years.

Title to and rights of the public and others entitled thereto in and to those portions of the insured premises lying within the bounds of Airport Road and Proposed Commerce Drive as shown on the plan referred to in Item 9 below and any adjacent streets and ways.

Restrictions set forth to deed by City of Fall River to the Fall River Redevelopment Authority dated September 23, 1999 and recorded with Bristol County Fall River District Registry of Deeds in Book 3705, Page 272; as affected by Release and Grant of Easement by and between Fall River Redevelopment Authority and Charles McAnsin Associates, a Limited Partnership dated May 11, 2001 and recorded with said Deeds in Book 4013, Page 187.

Terms and provisions of a Covenant by the Fall River Redevelopment Authority with the Fall River Planning Board dated September 20, 1999 and recorded with said Deeds in Book 3705, Page 274.

Such state of facts, including clear zone, clear zone approach easement, transition zone easements, drainage easements, and unrecorded twenty foot wide sanitary sewer easement, as shown on plan entitled "Definitive Subdivision Plan of Land, Fall River Industrial Park, City of Fall River, in Fall River, Massachusetts, Assessor's Plat Z-3, Lot 30', Prepared for Fall River Office of Economic Development by Vanasse Hangen Brustlin Inc. dated September 16, 1999 and recorded with said Deeds in Plan Book 117, Pages 81-85.

Terms and provisions of a Lease dated September 27, 1999 by and between Fall River Redevelopment Authority, as Landlord, and Charles McAnsin Associates, a Limited Partnership, as Tenant, for which a Notice of Lease and Option to Purchase is dated as of September 27, 1999 and recorded with said Deeds in Book 3748, Page 9; as affected by a Notice of Sublease by and between Charles McAnsin Associates, A Limited Partnership, as Landlord and Main Street Textiles, L.P., as Tenant dated as of September 11, 2001 and recorded with said Deeds in Book 4122, Page 99; as subordinated to the lien of the insured mortgage by Subordination, Non-Disturbance and Attornment Agreement dated as of August 18, 2003 and recorded with said Deeds in Book 5059, Page 61.

Terms and provisions of a Special Permit to allow the use of land and structures for offices and distribution facilities granted by the Fall River Zoning Board of Appeals on the petition of Fall River Redevelopment Authority, Case No. 3328, Decision of which is dated May 18, 1999 and recorded wit said Deeds in Book 3742, Page 13.

Grant of Easement by Fall River Redevelopment Authority to New England Telephone and Telegraph Company dated May 10, 2000 and recorded with said Deeds in Book 3806, Page 133.

Grant of Easement by Fall River Redevelopment Authority to New England Telephone and Telegraph Company dated May 10, 2000 and recorded with said Deeds in Book 3806, Page 135.

Easement granted by Fall River Redevelopment Authority to Massachusetts Electric Company dated May 10, 2000 and recorded with said Deeds in Book 3815, Page 340.

Easement granted by Fall River Redevelopment Authority to Massachusetts Electric Company and New England Telephone and Telegraph Company dated June 30, 2000 and recorded with said Deeds in Book 3849, Page 251.

Easement and Right of Way by Fall River Redevelopment Authority to MediaOne of Southern New England, Inc. recorded with said Deeds in Book 3914, Page 62.

Mortgage from Fall River Redevelopment Authority to Jobs For Fall River, Inc. in the original principal amount of $1,000,000.00 dated May 18, 2000 and recorded with said Deeds in Book 3809, Page 336. (Affects real estate/landlord's interest only).

Conditional Assignment of Lessor's Rights in Leases and Rents by and between Fall River Redevelopment Authority and Jobs for Fall River, Inc. dated May 18, 2000 and recorded with said Deeds in Book 3809, Page 350. (Affects real estate/landlord's interest only).

Survey entitled "ALTA/ACSM Land Title Survey Located in Fall River, MA Prepared For Charles McAnsin Associates. A Limited Partnership", dated October 18, 2001, prepared by Richard F. Kaminsky and Associates, Inc., discloses the following items:

     a.   Existence and location of 20' sanitary sewer easement;

     b.   Existence and location of rip-rap swale; and

     c.   Existence of drainage easement along the southeasterly boundary;

Order of Conditions by the Massachusetts Department of Environmental Protection, recorded with said Deeds, Book 4046, Page 204.

Order of Conditions by the Massachusetts Department of Environmental Protection, recorded with said Deeds, Book 4046, Page 207.

Mortgage from Fall River Redevelopment Authority to Jobs For Fall River, Inc., dated February 26, 2001, recorded with Deeds, Book 4094, Page 188.

                                   EXHIBIT A-2

                                 Viveiros Letter

                                  See attached

                                                                     Exhibit A-2

                           CHARLES MCANSIN ASSOCIATES,
                              A LIMITED PARTNERSHIP
                            100 Vesper Executive Park
                               Tyngsboro, MA 01879
                             Telephone: 978-649-5626

October 15, 2001

Mr. Paul R. Viveiros
Oliver's Billiards Club
320 Airport Road
Fall River, MA 02720

Dear Mr. Viveiros:

This letter will confirm that you have our permission to continue to go across our leasehold property to and from your premises until we give you notice to the contrary. The intent of this letter is to give you a reasonable amount of time to get a new curb cut and establish other access to your property.

Sincerely yours,


/s/ Paul Buffum
--------------------------------------
Paul Buffum
General Counsel

                                    EXHIBIT B

                         PERSONAL PROPERTY AND EQUIPMENT

Lighting

Central Vac System

8000 Amp. Electric System (Hooked Up)

Appliances

Carpeting

Draperies and Curtains

Security System

Chiller

     Dunham-Bush 800 Ton Chiller, Model CB3016311933501, National Board Number 30336, Serial Number 990211093, Year 1999, (4) chiller water pumps 40 HP

Generator

     Onan Outdoor Emergency Diesel Generator Set, 500 Kw capacity, Cummins Diesel Engine, Year 8/2000

Plant Air Rotation Systems

     Johnson MarCraft Incorporated Air Rotation System, Model
     ARP-75.5SD-7.5-LHOG-F3, Year 2000, natural gas, Order Number EJ-20023, Unit Number ARU-2

     Johnson MarCraft Incorporated Air Rotation System, Model
     ARP-75-5SB7.5-LHOG-F3, Year 2000, natural gas, Order Number EJ-20023, Unit ARU-1

     Johnson MarCraft Incorporated Air Rotation System, Model
     ARP-95DD-30-MG-CW191.5-F3, Year 2000, natural gas, Order Number EJ-20023, Unit Number ARU-6

     Johnson MarCraft Incorporated Air Rotation System, Model
     ARP-95D-X20-XX-CW154-F3, Year 2000, natural gas, Order Number EJ-20023, Unit Number ARU-5

     Johnson MarCraft Incorporated Air Rotation Machine, Model
     ARP-95DD-30-MG-CW154-F3, Year 2000, natural gas, Order Number EJ-20023, Unit Number ARU-4

     Johnson MarCraft Incorporated Air Rotation Machine, Model
     ARP-95DX-20-XX-CW154-F3, Year 2000, natural gas, Order Number EJ-20023, Unit Number ARU-3

     Johnson MarCraft Incorporated Air Rotation Machine, Model
     ARP-85DE-10-MG-F3, Year 2000, natural gas, Serial Number EJ-200023, Unit Tag ARU-9

     Johnson MarCraft Incorporated Air Rotation Model ARP-85DE-10-MG-F3, Year 2000, natural gas, Order Number NA, Unit Tag ARU-7

Conveyor

     Ermanco Reversible Live Roller Conveyor System, Year 2002, 27" wide, rollers 2" diameter x 3" spacing, (1) 60" Section with drive, 560' with
     (10) 1 HP drives, (1) power curve

Compressed Air Mains (but not the air drops, compressors and support equipment)

Excluding

Textile equipment and equipment used in the processing of textile products affixed to or located at the building other than as listed above, office furniture, work stations, dividers.

Seller will leave or remove latex tanks at Seller's election.

                                    EXHIBIT C

                    ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

     THIS ASSIGNMENT AND ASSUMPTION OF GROUND LEASE ("Assignment") is made and entered into as of ________ ___, 2004, by and between Charles McAnsin Associates, A Limited Partnership, a Massachusetts limited partnership, having an address of 100 Vesper Executive Park, Tyngsboro, Massachusetts 01879-2710 ("Assignor"), and [Quaker Fabric Corporation of Fall River, a Massachusetts company having an address of 941 Grinnell Street, Fall River, Massachusetts 02721] ("Assignee").

                                    RECITALS

     A. Assignor is the tenant under a ground lease dated September 27, 1999, as amended by a First Amendment of Ground Lease dated September 19, 2001 with the Fall River Redevelopment Authority, as landlord, with respect to certain premises located at 81 Commerce Drive, Fall River, Bristol County, Massachusetts, a notice of which is recorded with the Bristol Fall River District Registry of Deeds in Book 3748, Page 9, (as so amended, the "Ground Lease").

     B. Assignor and Assignee have entered into that certain Purchase and Sale Agreement, dated as of June ___, 2004 ("Purchase Agreement");

     C. The Purchase Agreement requires Assignor and Assignee to execute this Assignment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Definitions. All capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Purchase Agreement.

2. Assignment and Assumption. From and after the date hereof for the remainder of the term the Ground Lease, Assignor hereby irrevocably assigns, sets over, transfers, grants, bargains and conveys to Assignee all of Assignor's right, title and interest in and to the Ground Lease. Subject to the terms and conditions of the Purchase Agreement, Assignee hereby accepts this Assignment of the Ground Lease and the rights granted herein. Assignee hereby expressly assumes, for itself and its successors, assigns and legal representatives, the Ground Lease and all of the obligations of Assignor thereunder first accruing and arising from and after the date hereof and agrees to (a) be fully bound by all of the terms, covenants, agreements, provisions, conditions, obligations and liability of Assignor thereunder, which first accrue and arise from and after the date hereof, and (b) keep, perform and observe all of the covenants and conditions contained therein on the part of Assignor to be kept, performed and observed, from and after the date hereof.

3. Indemnifications. Assignor hereby indemnifies and agrees to protect, defend and hold

     Assignee harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred or suffered by Assignee in connection with the Ground Lease and arising or accruing prior to the date hereof. Assignee hereby indemnifies and agrees to protect, defend and hold Assignor harmless from and against any and all actions, suits, proceedings, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred or suffered by Assignor in connection with the Ground Lease and first arising and accruing on or after the date hereof.

4.   General Provisions.

     a. Successors. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

     b. Counterparts. This Assignment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

     c. Governing Law. This Assignment and the legal relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of law.

     d. Construction with Respect to Principal Agreement. This Assignment is made pursuant to and governed by all of the terms and conditions of the Purchase Agreement, which are incorporated herein by this reference.

                           [ Signatures on next page ]

     IN WITNESS WHEREOF, this Assignment was made and executed as of the date first above written.

                                        ASSIGNOR:

                                        CHARLES MCANSIN ASSOCIATES, A LIMITED
                                        PARTNERSHIP


                                        BY: MCDONNA LLC, General Partner


                                            By:
                                                --------------------------------
                                                Elkin McCallum, Member


                                        ASSIGNEE:

                                        QUAKER FABRIC CORPORATION OF FALL RIVER


                                        By:
                                            ------------------------------------
                                            Larry A. Liebenow, President

The undersigned hereby consent to the foregoing assignment.

[SIGNATURES BY FRRA AND CITY OF FALL RIVER]

[ACKNOWLEDGEMENTS FOR ALL PARTIES]

                                    EXHIBIT D

                              DEED OF IMPROVEMENTS

   [To be agreed upon during Initial Inspection Period; to be in the standard Massachusetts quitclaim deed form as to the improvements located on the premises demised under the ground lease, with a metes and bounds description consistent with Title Report]

                                    EXHIBIT E

                           BILL OF SALE AND ASSIGNMENT

     THIS BILL OF SALE AND ASSIGNMENT is made as of ________ ____, 2004, among Charles McAnsin Associates, A Limited Partnership, a Massachusetts limited partnership, having an address of 100 Vesper Executive Park, Tyngsboro, Massachusetts 01879-2710 and Main Street Textile L.P., a Delaware limited partnership (collectively, "Seller"), to Quaker Fabric Corporation of Fall River, a Massachusetts company having an address of 941 Grinnell Street, Fall River, Massachusetts 02721 ("Purchaser").

                                    RECITALS

     A. Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of _____ __, 2004 (the "Purchase Agreement"), with respect to, among other things, the acquisition of the "Personal Property" and the "Intangible Property" (each as defined below), and certain other property, located on certain premises ("Premises") at 81 Commerce Drive, Fall River, Massachusetts.

     B. The Purchase Agreement requires Seller to convey all of Seller's right, title and interest in and to the Personal Property and the Intangible Property to Purchaser.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

     Unless the context otherwise requires, all capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Purchase Agreement.

     1. Seller does hereby unconditionally, absolutely, and irrevocably grant, bargain, sell, transfer, assign convey, set over and deliver unto Purchaser all of Seller's right, title and interest in and to:

     (a) any and all of Seller's right, title and interest in and to the tangible personal property located upon the Land or within the Improvements located on and used exclusively in connection with the operation of the Land and the Improvements, as listed on Exhibit A, but excluding therefrom textile equipment or equipment used in the processing of textile products affixed to or located at the building (the "Personal Property"); and

     (b) any and all of Seller's right, title and interest (subject to any conditions on assignability by governmental authorities or issuers of warranties or guaranties, provided that Seller shall cooperate with Buyer (at no out-of-pocket expense to Seller) in the satisfaction of any such conditions) in and to (i) all existing warranties and guaranties (express or implied) issued to Seller with respect to the Improvements and the Personal Property (including without limitation, any guarantees or warranties, if any, with respect to the roof, heating, air conditioning, and other building systems), (ii) all existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property (including, so long as there is no cost to Seller, the Tax Increment Financing Agreement among Seller, MS, and the City of Fall River ["JF TIF Agreement"], subject to the approval of such assignment by the City of Fall River) (excepting from the foregoing any non-assignable permits specifically related to Seller's textile operations), and
(iii) all plans, specifications, drawings, surveys, engineering and other design products, soils (including borings) tests and reports, and other technical descriptions relating to the Land and Improvements (the "Intangibles").

         Seller represents and warrants that its title to the Personal Property and the Intangible Property are free and clear of all liens, mortgages, pledges, security interests, prior assignments, encumbrances and claims of any nature. Seller hereby agrees to indemnify, protect, defend and hold Purchaser harmless from and against any and all claims, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Purchaser in connection with Seller's title to the Property and arising prior to the Closing. The obligations of Charles McAnsin Associates, a Limited Partnership, and Main Street Textiles Corporation relate to the items of Personal Property and Intangible Property transferred by each respectively, provided that, as to Purchaser, the obligations of the foregoing parties hereunder are joint and several.

                              [End of text on page]

         EXECUTED as a sealed instrument as of the day and year first above written.

                                        SELLER:

                                        CHARLES MCANSIN ASSOCIATES, A LIMITED
                                        PARTNERSHIP


                                        BY: MCDONNA LLC, General Partner


                                            By:
                                                --------------------------------
                                                Elkin McCallum, Member


                                        MAIN STREET TEXTILES CORPORATION


                                        By:
                                            ------------------------------------
                                            Elkin McCallum, President


                                        PURCHASER:

                                        QUAKER FABRIC CORPORATION OF FALL RIVER


                                        By:
                                            ------------------------------------
                                            Larry A. Liebenow, President

                                    EXHIBIT F

                       SELLER'S REPRESENTATION CERTIFICATE

     The undersigned hereby certifies to [Quaker Fabric Corporation of Fall River, a Massachusetts corporation] that, as of the date hereof, all of the representations, covenants and warranties of the undersigned made in or pursuant to that certain Purchase and Sale Agreement dated as of June ___, 2004 (the "Agreement"), between the undersigned and Quaker Fabric Corporation of Fall River are true, accurate, correct and complete.

     Executed this ___ day of _________, 2004.

                                        CHARLES MCANSIN ASSOCIATES, A LIMITED
                                        PARTNERSHIP


                                        BY: MCDONNA LLC, General Partner


                                            By:
                                                --------------------------------
                                                Elkin McCallum, Member

                                    EXHIBIT G

                           FORM OF FIRPTA CERTIFICATE

                    CERTIFICATE REGARDING FOREIGN INVESTMENT
                            IN REAL PROPERTY TAX ACT

                               (ENTITY TRANSFEROR)

     Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (purchaser) that withholding of tax is not required upon the disposition of a U.S. real property interest by Charles McAnsin Associates, A Limited Partnership, a Massachusetts limited partnership ("Transferor") Transferor hereby certifies:

     1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

     2. Transferor's Federal Employer Identification Number is ________________.

     3. Transferor's office address is: 100 Vesper Executive Park, Tyngsboro, MA 01879.

     4. The address or description of the property which is the subject matter of the disposition is 81 Commerce Drive, Fall River, MA.

     5. Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Code.

     Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Transferor declares that it has examined this certification and to the best of its knowledge and belief, it is true, correct and complete, and further declares that the individual executing this certification on behalf of Transferor has full authority to do so.

                                        CHARLES MCANSIN ASSOCIATES, A LIMITED
                                        PARTNERSHIP


                                        BY: MCDONNA LLC, General Partner


                                            By:
                                                --------------------------------
                                                Elkin McCallum, Member

                                    EXHIBIT H

                         SELLER'S ENVIRONMENTAL REPORTS

1. Phase I Environmental Site Assessment Report, Gemini Geotechnical Associates, Inc., 81 Commerce Drive, Fall River, Massachusetts, Prepared for: Environmental Program Officer Commercial Appraisal Department, Banknorth Group, Inc., P.O. Box 9540, Portland, ME 04112-9540, dated July 29, 2003.

2. Phase I Site Investigation and Field Sampling at Fall River Airport, Fall River Massachusetts, prepared by Earthtech, dated April 3, 1997.

3. Report on Geotechnical Design Recommendations, prepared by Haley & Aldrich, Inc., dated May, 1999.

                                    EXHIBIT I

                             JF OCCUPANCY AGREEMENT

                           USE AND OCCUPANCY AGREEMENT

     This Use and Occupancy Agreement (the "Agreement") is dated as of ______________, 2004 by and between Quaker Fabric Corporation of Fall River, a Massachusetts company having an address of 941 Grinnell Street, Fall River, Massachusetts 02721 ("Licensor"), and Joan Fabrics Corporation, a Delaware corporation having an address of 100 Vesper Executive Park, Tyngsboro, Massachusetts 01879-2710 ("Licensee", which term shall include any affiliate of Licensee, including but not limited to Main Street Textiles, L.P.).

                                    Recitals

     WHEREAS, Licensor is the holder of the leasehold estate in the land and owner of the improvements on certain premises known as 81 Commerce Drive, Fall River, Massachusetts ("Property"); and

     WHEREAS, Licensor has acquired the Property from Charles McAnsin Associates, A Limited Partnership, a Massachusetts limited partnership, an affiliate of Licensee, as of the date hereof pursuant to a Purchase and Sale Agreement dated as of June ____, 2004 ("P&S"); and

     WHEREAS, Licensor and Licensee have agreed that Licensee may occupy that portion of the Property shown as "Area 3" on Exhibit A hereto ("License Area") following the closing of the transaction contemplated by the P&S on the terms set forth below.

                                    Agreement

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Licensor and Licensee hereby agree as follows:

1. License. Licensor hereby grants to Licensee the privilege to use the License Area, together with the privilege to have a right of access thereto through the Property, and the privilege to use the loading docks, common areas and parking areas of the Property, in common with Licensor in accordance with the terms and conditions of this Agreement (the License Area, together with such appurtenances, is hereafter referenced as the "Licensed Premises"). Licensor and Licensee agree to work cooperatively to coordinate their activities in any areas of the Property jointly used by them for their respective activities during the term of this Agreement

2. Term. The term of this Agreement shall commence on the date hereof and shall terminate on the earlier to occur of (a) December 31, 2004, or (b) [five (5) days] after the date upon which Licensee has delivered to Licensor written notice that Licensee has vacated the Licensed Premises and delivered possession thereof to Licensor in the condition required hereby. At the time of such termination, Licensee shall remove its possessions from the Licensed Premises and shall leave the same broom-clean and in the same condition as exists on the date hereof.

3. Use. Licensee shall use the Licensed Premises for its business activities, including, but limited to the sale of textile equipment. Licensee shall not make or permit or suffer to be made any use of the Licensed Premises or any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this License; (ii) which is in violation of law, ordinance or government regulation; (iii) which may invalidate or increase the premium of any policy of insurance carried on the Premises or covering Licensor's operations; or (iv) which would materially impair Licensor's use of the remainder of the Property.

4. Payment. Licensee shall pay to Licensor in advance on the first day of each calendar month within the term of this Agreement a license fee in the amount of $68,942.50. In addition, Licensee shal1 pay to Licensor within fifteen (15) days of billing therefor Licensee's pro rata share (on the basis of the pro rata square footage of the License Area within the Building) for the costs of real estate taxes, property insurance, utilities (other than utility costs allocable to Licensor's manufacturing operations, which shall not be borne by Licensee), and ordinary maintenance and repairs for the Property ("Operating Expenses"). Licensor shall provide reasonable documentation of the costs of the Operating Expenses with each such billing. Amounts payable hereunder shall be pro rated on a per diem basis for any partial month during the term.

5. Assignment and Subletting. No assignment of this Agreement or sublicensing of the Licensed Premises or any part thereof shall be made by Licensee. Neither all nor any part of Licensee's interest in the Licensed Premises granted hereunder may be encumbered, assigned, or transferred, in whole or in part, either by any act of Licensee or by operation of law. Licensee shall not permit or suffer the Licensed Premises to be used by anyone other than the employees of Licensee or any purchasers or owners of equipment or other property presently owned or leased by Licensee.

6. Licensor not Liable. All personal property of Licensee in the Licensed Premises shall be at the sole risk and hazard of Licensee and if the whole or any part thereof shall be lost, destroyed or damaged by fire, theft or otherwise, no part of said loss or damage is to be charged to or borne by Licensor, and Licensee agrees to defend and hold Licensor harmless from and against any and all liabilities, obligations, penalties, claims, costs, charges and expenses, including, but not limited to, reasonable attorneys' fees, based upon or arising out of the foregoing. In no event shall any stockholder, officer, director, partner, member, employee or agent of Licensor have any liability hereunder, and Licensee shall not seek personal recourse against any such parties or their personal assets.

7. Indemnification. Licensee shall defend, indemnify and save harmless Licensor and Licensor's partners, agents and employees from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, but not limited to, reasonable attorneys' fees, which may be incurred by Licensor by reason of, or arising directly or indirectly from, out of, or in connection with, any negligent or wrongful act or wrongful omission of Licensee, its agents, employees, contractors or invitees in or about the Licensed Premises, or any failure on the part of Licensee to perform or comply with any of the terms, conditions or provisions of this License, including, without limitation, Licensee's failure to yield up and surrender the License Area in broom-clean condition and in the same condition as exists on the date hereof at the end of the term.

8. Insurance. Each of Licensor and Licensee shall maintain commercial general liability insurance in commercially reasonable amounts with reputable insurers licensed to do business in the Commonwealth of Massachusetts with respect to the Licensed Premises, Licensor shall maintain casualty insurance with respect to the Property, and Licensee shall maintain property insurance with respect to its personal property in the Licensed Premises, each of which policies shall be for full replacement value or fair market value of such Property or personal property with reputable insurers licensed to do business in the Commonwealth of Massachusetts. Any insurance carried by either party with respect to the Property or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party. Each party, notwithstanding any provisions of this Agreement to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

9. Notices. Any notice under this License must be in writing and shall be delivered in accordance with Section 9.3 of the P&S.

10. Access. Licensor shall have access to the Licensed Premises upon reasonable prior notice to Licensee, provided that any such access shall not materially interfere with Licensee's business activities in the Licensed Premises (except in the case of emergency).

11. Miscellaneous. This instrument embodies the entire agreement between the parties relative to the subject matter hereof, and shall not be modified, changed, or altered in any respect, except in writing. This Agreement shall be construed and enforced in all respects in accordance with the laws of the Commonwealth of Massachusetts. Licensee recognizes that the occupancy hereby allowed is permissive only and that no tenancy or lease is created hereby.

                                         LICENSOR:

                                         QUAKER FABRIC CORPORATION OF FALL RIVER


                                         By:
                                             -----------------------------------
                                             Larry A. Liebenow, President


                                         LICENSEE:

                                         JOAN FABRICS CORPORATION


                                         By:
                                             -----------------------------------
                                             Elkin McCallum, President

                                                                    Exhibit A to
                                                                    JF Occupancy
                                                                       agreement

                                                                       EXHIBIT A

                                    [GRAPHIC]

                           USE AND OCCUPANCY AGREEMENT

     This Use and Occupancy Agreement (the "Agreement") is dated as of July, 2004 by and between Charles McAnsin Associates, A Limited Partnership, a Massachusetts limited partnership ("Licensor"), and Quaker Fabric Corporation of Fall River, a Massachusetts company having an address of 941 Grinnell Street, Fall River, Massachusetts 02721 ("Licensee").

                                    Recitals

     WHEREAS, Licensor is the holder of the leasehold estate in the land and owner of the improvements on certain premises known as 81 Commerce Drive, Fall River, Massachusetts ("Property"); and

     WHEREAS, Licensor, as Seller, and Licensee, as Purchaser, have entered into a Purchase and Sale Agreement for the conveyance of the Property to Licensee as of the date hereof ("P&S"); and

     WHEREAS, Licensor and Licensee have agreed that Licensee may occupy that portion of the Property shown as "Area 1" on Exhibit A hereto ("License Area") prior to the closing of the transaction contemplated by the P&S on the terms set forth below.

                                    Agreement

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Licensor and Licensee hereby agree as follows:

1. License. Licensor hereby grants to Licensee the privilege to use the License Area, together with the privilege to have a right of access thereto through the Property, and the privilege to use the loading docks, common areas and parking areas of the Property, in common with Licensor in accordance with the terms and conditions of this Agreement (the License Area, together with such appurtenances, is hereafter referenced as the "Licensed Premises"). Licensor and Licensee agree to work cooperatively to coordinate their activities in any areas of the Property jointly used by them for their respective activities during the term of this Agreement.

2. Term. The term of this Agreement shall commence on the date hereof and shall terminate on the earlier to occur of (a) the closing of the transaction contemplated by the P&S, or (b) forty-five (45) days after the termination of the P&S without the transaction contemplated thereby having been consummated. Promptly upon termination of this Agreement in accordance with the foregoing clause (b), Licensee shall remove its possessions from the Licensed Premises and shall leave the same broom-clean and in the same condition as exists on the date hereof.

3. Use. Licensee shall use the Licensed Premises for its business activities. Licensee shall not make or permit or suffer to be made any use of the Licensed Premises or any part thereof (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this License; (ii) which is in violation of law, ordinance or government regulation; (iii) which may invalidate or increase the premium of any policy of insurance carried on the Premises or covering Licensor's operations; or (iv) which would materially impair Licensor's use of the remainder of the Property.

4. Payment. Licensee shall pay to Licensor in advance on the first day of each calendar month within the term of this Agreement a license fee in the amount of $29,855.85. In addition, Licensee shall pay to Licensor within fifteen (15) days of billing therefor Licensee's pro rata share (on the basis of the pro rata square footage of the License Area within the Building, except for utility costs allocable to Licensee's manufacturing operations, which shall be borne by Licensee) for the costs of real estate taxes, property insurance, utilities, and ordinary maintenance and repairs for the Property ("Operating Expenses"). Utility usage shall be calculated on the basis of the increase in such billing following Licensee's occupancy of the License Area. Licensor shall provide reasonable documentation of the costs of the Operating Expenses with each such billing. Amounts payable hereunder shall be pro rated on a per diem basis for any partial month during the term.

5. Assignment and Subletting. No assignment of this Agreement or sublicensing of the Licensed Premises or any part thereof shall be made by Licensee. Neither all nor any part of Licensee's interest in the Licensed Premises granted hereunder may be encumbered, assigned, or transferred, in whole or in part, either by any act of Licensee or by operation of law. Licensee shall not permit or suffer the Licensed Premises to be used by anyone other than the employees of Licensee.

6. Licensor not Liable. All personal property of Licensee in the Licensed Premises shall be at the sole risk and hazard of Licensee and if the whole or any part thereof shall be lost, destroyed or damaged by fire, theft or otherwise, no part of said loss or damage is to be charged to or borne by Licensor, and Licensee agrees to defend and hold Licensor harmless from and against any and all liabilities, obligations, penalties, claims, costs, charges and expenses, including, but not limited to, reasonable attorneys' fees, based upon or arising out of the foregoing. In no event shall any stockholder, officer, director, partner, member, employee or agent of Licensor have any liability hereunder, and Licensee shall not seek personal recourse against any such parties or their personal assets.

7. Indemnification. Licensee shall defend, indemnify and save harmless Licensor and Licensor's partners, agents and employees from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, but not limited to, reasonable attorneys' fees, which may be incurred by Licensor by reason of, or arising directly or indirectly from, out of, or in connection with, any negligent or wrongful act or wrongful omission of Licensee, its agents, employees, contractors or invitees in or about the Licensed Premises, or any failure on the part of Licensee to perform or comply with any of the terms, conditions or provisions of this License, including, without limitation, Licensee's failure to yield up and surrender the License Area in broom-clean condition and in the same condition as exists on the date hereof at the end of the term.

8. Insurance. Each of Licensor and Licensee shall maintain commercial general liability insurance in commercially reasonable amounts with reputable insurers licensed to do business in the Commonwealth of Massachusetts with respect to the Licensed Premises. Licensor shall maintain casualty insurance with respect to the Property, and Licensee shall maintain property insurance with respect to its personal property in the Licensed Premises, each of which policies shall be for full replacement value or fair market value of such Property or personal property with reputable insurers licensed to do business in the Commonwealth of Massachusetts. Any insurance carried by either party with respect to the Property or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party. Each party, notwithstanding any provisions of this Agreement to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

9. Notices. Any notice under this License must be in writing and shall be delivered in accordance with Section 9.3 of the P&S.

10. Access. Licensor shall have access to the Licensed Premises upon reasonable prior notice to Licensee, provided that any such access shall not materially interfere with Licensee's business activities in the Licensed Premises (except in the case of emergency).

11. Miscellaneous. This instrument embodies the entire agreement between the parties relative to the subject matter hereof, and shall not be modified, changed, or altered in any respect, except in writing. This Agreement shall be construed and enforced in all respects in accordance with the laws of the Commonwealth of Massachusetts. Licensee recognizes that the occupancy hereby allowed is permissive only and that no tenancy or lease is created hereby.

                              [End of text on page]

                                        LICENSOR:

                                        CHARLES MCANSIN ASSOCIATES, A LIMITED
                                        PARTNERSHIP


                                        BY: MCDONNA LLC, General Partner


                                            By:
                                                --------------------------------
                                                Elkin McCallum, Member


                                        LICENSEE:

                                        QUAKER FABRIC CORPORATION OF FALL RIVER


                                        By: /s/ Larry A. Liebenow
                                            ------------------------------------
                                            Larry A. Liebenow, President

                                                                       EXHIBIT A

                                    [GRAPHIC]